 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-287536
Prospectus Supplement
(To prospectus dated November 26, 2025)
Replimune Group, Inc.
9,701,490 shares of common stock
Pre-funded warrants to purchase 2,736,340 shares of common stock
We are offering 9,701,490 shares of our common stock and, in lieu of common stock to certain investors, pre-funded warrants to purchase 2,736,340 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each pre-funded warrant equals the price per share at which shares of our common stock are being sold in this offering, minus $0.0001, which is the exercise price of each pre-funded warrant. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants.
Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “REPL.” On August 7, 2026, the last reported sale price of our common stock on Nasdaq was $12.06 per share. We do not intend to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.
Investing in our common stock or pre-funded warrants involves significant risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should consider before deciding to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Per pre-funded Warrant	Total
Offering price	$12.0600	$12.0599	$149,999,956
Underwriting discounts and commissions(1)	$0.7236	$0.7236	$9,000,014
Proceeds to Replimune Group, Inc. (before expenses)	$11.3364	$11.3363	$140,999,942

(1)
See “Underwriting” beginning on page S-34 of this prospectus supplement for additional information regarding total underwriting compensation.

Delivery of the shares of common stock and the pre-funded warrants is expected to be made on or about August 11, 2026.

Bookrunning Managers
Leerink Partners J.P. MorganCantor
The date of this prospectus supplement is August 10, 2026.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to an offering of our common stock and pre-funded warrants. Before buying any of the common stock or pre-funded warrants that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the securities offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the Securities and Exchange Commission, or SEC, subsequent to the date of the prospectus. When we refer only to the “prospectus,” we are referring to both parts combined. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference, the exhibits filed with the SEC, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
We have not, and the underwriters have not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering and we take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock or pre-funded warrants. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus in jurisdictions outside of the United States are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.
Unless the context otherwise requires, references in this prospectus supplement to (i) “Replimune,” the “Company,” “we,” “us” and “our” refer to Replimune Group, Inc. and its consolidated subsidiaries, (ii) a “year” are references to the applicable calendar year and not our fiscal year, (iii) “pre-funded warrants” are to the pre-funded warrants offered to certain investors hereby, and (iv) “existing pre-funded warrants” are to the pre-funded warrants in respect of an aggregate of 14,058,153 shares of our common stock issued prior to the offering contemplated by this prospectus supplement and the documents incorporated by reference herein.

MARKET DATA
This prospectus supplement and the documents incorporated by reference herein include market and industry data and forecasts concerning our business and the markets for certain cancers, including data regarding the estimated size of those markets and the incidence and prevalence of certain medical conditions, that we have derived from independent consultant reports, publicly available information, various industry, medical and general publications, other published industry sources, government data and our internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and any information incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, including statements regarding our goals to develop and commercialize our product and product candidates, our ability to successfully continue and complete one or more confirmatory trials of TUDRIQEV (vusolimogene oderparepvec-wtpg), previously referred to as RP1, our expectations about our cash runway, the design and advancement of our clinical trials, the timing and sufficiency of our clinical trial outcomes to support potential approval of any of our product and product candidates, patient enrollments in our existing and planned clinical trials and the timing thereof, and other statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements that are not statements of historical facts contained in this prospectus supplement, the accompanying prospectus and any information incorporated by reference herein and therein may be deemed to be forward-looking statements.
In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, among other things:
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our ability to successfully commence and achieve commercial sales of TUDRIQEV;

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our ability to successfully continue and complete one or more confirmatory trials of TUDRIQEV, including our ongoing IGNYTE-3 clinical trial, as well as our other post market requirements and commitments;

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our ability to obtain adequate coverage and reimbursement for TUDRIQEV;

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the timing, progress, and results of preclinical studies and clinical trials for our product and product candidates, including the timing of initiation and completion of studies or trials and related preparatory work and the period during which the results of the trials will become available;

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our ability to obtain additional funding as necessary;

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the timing, scope or likelihood of regulatory filings and approvals, including timing of approval by the U.S. Food and Drug Administration, or the FDA, of any of our product and product candidates;

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the timing, scope, or likelihood of foreign regulatory filings and approvals;

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our ability to develop our product and product candidates for use in combination with other checkpoint blockade therapies, including anti-PD-1;

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our ability to develop and advance any future product and product candidates into, and successfully complete, clinical trials;

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our expectations regarding the size of the patient populations for TUDRIQEV, and/or RP2, RP3 or any product candidates from our RPx platform if approved for commercial use;

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our ability to successfully qualify, obtain approval for, and maintain successful operation, approval and qualification of our in-house manufacturing operations;

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our ability to successfully manufacture and maintain sufficient commercial supply of TUDRIQEV, or clinical supply of our product and product candidates, from our in-house manufacturing facility;

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our ability to obtain and maintain sufficient quantities of raw material supplies or access single or limited sources of goods or services needed to build or maintain our product candidate supplies or otherwise operate our in-house manufacturing facility;

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the costs of operating our in-house manufacturing facility;

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our estimates regarding expenses and capital requirements;

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the implementation of our business model and our strategic plans for our business, TUDRIQEV and our product candidates;

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the rate and degree of market acceptance and clinical utility of TUDRIQEV and our product candidates;

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the potential benefits of and our ability to establish or maintain future collaborations or strategic relationships;

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our ability to retain the continued service of our key professionals and to identify, hire, train and retain additional qualified professionals;

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our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering TUDRIQEV and our product candidates, claims others may make regarding rights in our intellectual property, and any potential infringement, misappropriation or other violation of any third-party intellectual property rights;

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our competitive position, and developments and projections relating to our competitors and our industry;

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negative developments in the fields of immuno-oncology or oncolytic immunotherapy;

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the impact of laws and regulations; and

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the other risks and uncertainties described under “Risk factors.”

In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and, although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 —  “Risk Factors” and any risks contained in any other documents incorporated by reference herein. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights selected information contained or incorporated by reference elsewhere in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus supplement, including the information under the caption “Risk Factors” beginning on page S-12 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should also carefully read the other information incorporated by reference into this prospectus supplement, including our financial statements and the related notes, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.
Our Company
We are a commercial-stage biotechnology company committed to applying our leading expertise in the field of oncolytic immunotherapy to transform the lives of cancer patients through our novel oncolytic immunotherapies (referred to by the FDA as oncolytic viral therapies). Our proprietary oncolytic immunotherapy product and product candidates are designed and intended to maximally activate the immune system against cancer.
On August 6, 2026, we announced that the U.S. Food and Drug Administration, or the FDA, has granted accelerated approval of TUDRIQEV (vusolimogene oderparepvec-wtpg), previously referred to as RP1, in combination with nivolumab for the treatment of adults with unresectable advanced cutaneous melanoma who experienced disease progression on an anti-PD-1 antibody-based regimen. This indication is approved under accelerated approval based on objective response rate and duration of response. Continued approval for this indication may be contingent on verification of clinical benefit in one or more confirmatory trials, including our ongoing IGNYTE-3 clinical trial.
Oncolytic immunotherapy is an emerging drug class. Oncolytic immunotherapy exploits the ability of certain viruses to selectively replicate in and directly kill tumors, as well as induce a potent, patient-specific, anti-tumor immune response. Our product and product candidates incorporate multiple mechanisms into a practical “off-the-shelf” approach that is intended to maximize the immune response against a patient’s cancer and to offer significant advantages over other approaches to inducing anti-tumor immunity. We believe that the bundling of multiple approaches for the treatment of cancer into single therapies will increase clinical efficacy and simplify the development path of our product and product candidates, while also improving patient outcomes.
Our proprietary RPx platform is based on a novel, engineered strain of herpes simplex virus 1, or HSV-1, backbone with payloads added that are intended to maximize immunogenic cell death and the induction of a systemic anti-tumor immune response. The RPx platform is intended to have unique dual local and systemic activity consisting of direct selective virus-mediated killing of the tumor resulting in the release of tumor-derived antigens and altering of the tumor microenvironment to ignite a strong and durable systemic response. The RPx platform is expected to be synergistic with most established and experimental cancer treatment modalities, and, with an attractive safety profile, the RPx platform is expected to have the versatility to be developed alone or combined with a variety of other treatment options. In addition to TUDRIQEV, we currently have two further RPx product candidates in our development pipeline, RP2 and RP3. Although our fiscal year ends March 31st, our programs and program updates are reported on a calendar year basis.
We have been conducting a number of clinical trials of TUDRIQEV, both as a monotherapy and in combination with anti-PD-1 therapy, with the goal of establishing a major skin cancer treatment franchise.
Our leading clinical trial of TUDRIQEV is referred to as the IGNYTE trial, which is a multi-cohort clinical trial being conducted in collaboration with Bristol Myers Squibb Company, or BMS, under which BMS has granted us a non-exclusive, royalty-free license to, and is supplying at no cost, its anti-PD-1 therapy, nivolumab, for use in combination with TUDRIQEV.
The leading tumor specific cohort in the IGNYTE trial was our registration directed Phase 2 expansion cohort in anti-PD-1 failed cutaneous melanoma. The anti-PD-1 failed melanoma registrational cohort of the IGNYTE trial included 140 patients who received TUDRIQEV in combination with nivolumab after confirmed progression following anti-PD-1-based therapy, with or without anti-CTLA-4 therapy. Of these patients, 91 patients who had at least one non-injected lesion were included in the efficacy-evaluable population. In the efficacy-evaluable population, TUDRIQEV in combination with nivolumab demonstrated an objective response rate of 24.2% and a median duration of response of 14.1 months. The patient population included patients with Stage 4 disease (80%), prior anti-PD-1 adjuvant treatment (13%), PD‑L1‑negative status (54%), lung lesions (45%) and liver lesions (24%). TUDRIQEV in combination with nivolumab was generally well tolerated, with adverse events predominantly mild to moderate in severity. The most common (incidence ≥ 10%) adverse reactions in patients treated with TUDRIQEV combined with nivolumab were nausea, diarrhea, vomiting, constipation, decreased appetite, abdominal pain, fatigue, pyrexia, chills, injection site reaction, influenza-like illness, infections, musculoskeletal pain, arthralgia, headache, dizziness, cough, dyspnea, rash, edema, pruritus and hemorrhage. Most treatment-related adverse reactions were grade 1 and 2 and transient. There were no grade 4 or 5 common adverse events. See additional Important Safety Information below.
In November 2024, we announced submission of our first Biologics License Application, or BLA, to the FDA for TUDRIQEV in combination with nivolumab for the treatment of adults with unresectable advanced cutaneous melanoma who experienced disease progression on an anti-PD-1 antibody-based regimen, and that the FDA had granted Breakthrough Therapy designation for TUDRIQEV in combination with nivolumab in the same setting. In July 2025, we received the first of two CRLs on our BLA for RP1 in combination with nivolumab for advanced melanoma patients, with the second CRL being issued by the FDA in April 2026. Ultimately, however, at a July 30, 2026 meeting of the Cellular, Tissue, and Gene Therapies Advisory Committee (the “Advisory Committee”), the Advisory Committee voted 10 to 3 on the question: “Are the efficacy results from IGNYTE evaluable and clinically meaningful?” Following this meeting, on August 6, 2026, the FDA granted accelerated approval of TUDRIQEV in combination with nivolumab for the treatment of adults with unresectable advanced cutaneous melanoma who experienced disease progression on an anti-PD-1 antibody-based regimen.
In August 2024, we announced the dosing of the first patient in the IGNYTE-3 trial, or the I-3 trial, a 2-arm randomized Phase 3 clinical trial with physician’s choice of treatment as a comparator arm in anti-PD-1 failed melanoma patients. Overall survival is the primary endpoint, and the trial is expected to randomize approximately 400 patients. We continue to enroll patients in the I-3 trial. The I-3 trial is an FDA postmarketing requirement and is intended to serve as the required accelerated approval confirmatory study. In addition to the I-3 trial, we must also complete a pediatric study of TUDRIQEV in combination with nivolumab in pediatric patients 12 years of age and older and are required to fulfill certain other postmarketing commitments set out in FDA’s TUDRIQEV approval letter.
In addition to our development of TUDRIQEV for melanoma, we also are studying the product for other indications. In our non-melanoma skin cancer, or NMSC, cohort of the IGNYTE trial, we provided a data update in December 2023 from the first 30 patients with at least 6 months of follow up, including patients with cutaneous squamous cell carcinoma, or CSCC, Merkel cell carcinoma, or MCC, basal cell carcinoma, or BCC, and angiosarcoma, in this cohort. The data showed that treatment with TUDRIQEV in combination with nivolumab led to an ORR of 30% which is consistent with data from the anti-PD-1 failed melanoma cohort, with approximately one-third of patients responding and 60% demonstrating clinical benefit. The combination of TUDRIQEV and nivolumab was well tolerated in this patient population with a safety profile consistent with the overall experience seen with this treatment regimen to date. We provided updated data from the NMSC cohort during our June 2025 Investor Day event and in October 2025 at the European Society for Medical Oncology, or ESMO, conference. Responses to TUDRIQEV plus nivolumab occurred across the NMSC tumor types enrolled, with confirmed responses seen in patients with both anti-PD-1 naïve and anti-PD-1 failed disease, as well as both in locally advanced and metastatic disease. The ORR by NMSC tumor type for anti-PD-1 naïve patients was 100.0% (n=4) in MCC, 33.3% (n=3) in BCC, 66.7% (n=6) in angiosarcoma, and 56.3% (n=16) in CSCC. The ORR by NMSC tumor type for anti-PD-1 failed patients was 26.3% (n=19) in MCC, 30.0% (n=10) in BCC, 37.5% (n=8) in angiosarcoma, and 15.2% (n=33) in CSCC. We closed enrollment in the NMSC tumor type cohorts in the fourth quarter of 2025.
We had been furthering development of TUDRIQEV through enrollment in a Phase 1b/2 clinical trial of single agent TUDRIQEV in solid organ transplant recipients with skin cancers, including CSCC, which we referred to as the ARTACUS trial. The ARTACUS trial enrolled 69 patients to assess the safety and efficacy of TUDRIQEV in liver, kidney, heart, lung, and hematopoietic cell transplant patients with skin cancers. Most recently, Dr. Michael R. Migden presented updated data from the ARTACUS trial at the Society for Melanoma Research 22nd International Congress in October 2025. This updated data showed anti-tumor activity in locally advanced CSCC with an ORR of 34.6% (CR rate of 23.1%) and 2-year duration of response of 61.0%. Furthermore, the data showed that TUDRIQEV monotherapy continued to be well tolerated and the safety profile continued to be similar to that observed in non-immunocompromised patients with advanced skin cancers, and, importantly, no implant rejections were attributed to the TUDRIQEV treatment. We have closed enrollment in the ARTACUS trial and are planning a publication of the data in 2026.
Our previous clinical trial of TUDRIQEV in patients with CSCC, which we referred to as the CERPASS trial, is fully closed and we are planning for a study report to be available in 2026.
We are also developing or are continuing to develop product candidates, RP2 and RP3, that have been further engineered to enhance anti-tumor immune responses and are intended to address additional tumor types, including traditionally less immune responsive tumor types. In addition to the expression of GALV-GP R(-) and human GM-CSF as in TUDRIQEV, RP2 has been engineered to express an antibody-like molecule intended to block the activity of CTLA-4, a protein that inhibits the full activation of an immune response, including to tumors. RP3 has been engineered with the intent to further stimulate an anti-tumor immune response through activation of immune co-stimulatory pathways through the additional expression of the ligands for CD40 and 4-1BBL, as well as anti-CTLA-4 and GALV-GP R(-), but without the expression of GM-CSF.
We continue the development of our product candidate RP2 with the goal of moving beyond skin cancers and aiming to treat the more prevalent tumor types commonly found in liver and lung metastasis and including those involving primary liver cancer. Notably, as previously reported, from our Phase 1 clinical trial of RP2 alone and in combination with nivolumab, we have seen durable responses from a monotherapy cohort in a variety of difficult to treat tumors as well as in combination with anti-PD-1 and in particular in patients with metastatic uveal melanoma, or mUM. In November 2023, we presented updated data from a cohort of mUM patients during a Plenary Session at the 20th Annual International Society for Melanoma Research Congress. The updated data showed RP2 led to an ORR of 29.4% (5 of 17 patients; one of the responding patients was treated with RP2 monotherapy and four of the responding patients were treated with RP2 combined with nivolumab), including responses in patients with liver, lung, and bone metastases. The median duration of response (DOR) at the data cutoff was 11.47 months (range of 2.78 to 21.22 with responses ongoing). Nearly all patients (15 of 17, 88.2%) in the study had progressed on or after immunotherapy with 12 of 17 patients (70.6%) having previously received both anti-PD-1 and anti-CTLA-4 therapies, including four of the responding patients. RP2 was generally well tolerated both as monotherapy and in combination with nivolumab with no additive adverse events observed. The most common grade 1 or 2 treatment related adverse events, or TRAEs, overall in both cohorts were pyrexia, chills, fatigue, hypotension and pruritus. Six patients had grade 3 TRAEs, including two cases of hypotension. There were no grade 4 or 5 TRAEs. In June 2024, we presented that the disease control rate for this cohort of mUM patients was 58.8%.
Leading the development of the RP2 product candidate is our REVEAL study. The REVEAL study is enrolling patients in a registration-directed study of RP2 in mUM patients who are immune checkpoint inhibitor-naïve. The REVEAL study is a randomized, Phase 2/3 open label study expected to enroll approximately 280 patients to investigate the efficacy and safety of RP2 in combination with nivolumab vs. ipilimumab in combination with nivolumab in immune checkpoint inhibitor naïve adult patients with metastatic uveal melanoma. The primary endpoints of the trial are overall survival and progression free survival, and key secondary endpoints are overall response rate and disease control rate. In January 2026, we announced that the Phase 2/3 transition is expected to occur in the first quarter of 2027.
We continue our signal finding trial of RP2 in combination with atezolizumab and bevacizumab in the second-line (2L) setting of patients with hepatocellular carcinoma, or HCC, in collaboration with Roche. The protocol has been amended to include RP2 as monotherapy and we plan to release preliminary HCC data by the end of 2026. We have also opened a cohort in our RP2 study to investigate the potential to address biliary tract cancer, or BTC, through the dosing of RP2 in combination with durvalumab. We are currently evaluating these signal finding studies.
TUDRIQEV is administered by direct intratumoral injection into superficial and deep and/or visceral lesions, with administration into deep or visceral tumors guided by imaging technology, and the recommended dose is based on tumor size. RP2 and RP3 are also administered by direct injection into solid tumors, guided visually or by imaging methods, as appropriate. We believe that direct injection maximizes virus-mediated tumor cell death, provides the most efficient delivery of virus-encoded immune activating proteins into the tumor with the goal of activating systemic immunity, and limits the systemic toxicities that could be associated with intravenous administration. Activation of systemic immunity through local administration is intended to lead to the induction of anti-tumor immune responses leading to clinical response of tumors that have not themselves been injected.
Recent Developments
On July 30, 2026, we attended a meeting with the Advisory Committee to discuss our BLA resubmission. During the meeting, the Advisory Committee discussed two topics: (1) whether the single-arm IGNYTE study, as designed and conducted, allows for a reliable determination of the expected response rate and durability of response in the proposed population; and (2) the clinical meaningfulness of the response rate and duration of response reported in IGNYTE, and whether the observed responses are indicative of systemic antitumor activity attributable to TUDRIQEV. The Advisory Committee voted 10 to 3 that the efficacy results from the IGNYTE study are evaluable and clinically meaningful.
On August 6, 2026, we announced that the FDA has granted accelerated approval of TUDRIQEV in combination with nivolumab for the treatment of adults with unresectable advanced cutaneous melanoma who experienced disease progression on an anti-PD-1 antibody-based regimen. This indication was approved under the accelerated approval pathway based on objective response rate and duration of response. Continued approval for this indication may be contingent upon verification of clinical benefit in one or more confirmatory trials.
Corporate Information
We are a Delaware corporation organized in July 2017. Our principal executive offices are located at 500 Unicorn Park Drive, Suite 303, Woburn, MA 01801, and our telephone number is (781) 222-9600. Our website is www.replimune.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase any securities offered hereby.

THE OFFERING
Common stock we are
offering:
9,701,490 shares.
Pre-funded warrants we are offering:
We are also offering, in lieu of common stock to certain investors, pre-funded warrants to purchase 2,736,340 shares of our common stock. The purchase price of each pre-funded warrant equals the price per share at which the shares of our common stock are being sold in this offering, minus $0.0001, which is the exercise price of each pre-funded warrant per share. Each pre-funded warrant will be exercisable at any time after the date of issuance of such pre-funded warrant, subject to an ownership limitation. See “Description of pre-funded warrants.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the pre-funded warrants.
Common stock to be outstanding after giving effect to this offering:
92,418,413 shares.
Use of proceeds:
We estimate that the net proceeds from this offering will be approximately $140.5 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We currently expect to use the net proceeds from the securities offered hereunder, together with our existing cash and cash equivalents and short-term investments and any future borrowings that may become available to us under the Hercules Loan Agreement (as defined below), which are subject to the satisfaction of specified milestones and other conditions, to fund the commercial launch of TUDRIQEV, the continued development of our RPx platform including indication expansion with TUDRIQEV in skin cancer and broadening the RP2 clinical development plan, as well as for working capital and general corporate purposes. See “Use of Proceeds” on page S-23.
Risk factors:
Investing in our common stock or pre-funded warrants involves significant risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement, as well as those risk factors that are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock or pre-funded warrants.
Nasdaq symbol
Our common stock is traded on Nasdaq under the symbol “REPL”. There is no public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.
The number of shares of our common stock to be outstanding after this offering, as set forth above, is based on 82,716,923 shares of our common stock outstanding as of March 31, 2026, which amount excludes:
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11,785,458 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2026 at a weighted average exercise price of $14.12 per share;

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5,508,882 shares of our common stock underlying unvested restricted stock units and performance stock units outstanding as of March 31, 2026 at a weighted average grant date fair value of $9.69 per share;

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1,569,457 shares of our common stock reserved, as of March 31, 2026, for future issuance under our 2018 Omnibus Incentive Compensation Plan;

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4,102,399 shares of our common stock reserved, as of March 31, 2026, for future issuance under our Employee Stock Purchase Plan;

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8,388,575 shares of our common stock issuable upon the exercise of existing pre-funded warrants outstanding as of March 31, 2026, at an exercise price of $0.0001 per share; and

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5,669,578 shares of our common stock issuable upon the exercise of existing pre-funded warrants outstanding as of March 31, 2026, at an exercise price of $0.001 per share.

Further, the number of shares of our common stock to be outstanding after this offering does not take into account the 2,736,340 shares of our common stock issuable upon the exercise of the pre-funded warrants offered hereby.
Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the pre-funded warrants offered hereby, and no other exercises of outstanding options, existing pre-funded warrants or other warrants.

RISK FACTORS
An investment in our common stock or pre-funded warrants involves a high degree of risk. Before deciding whether to invest in our common stock or pre-funded warrants, you should carefully consider the risks described below and those discussed under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which risks are incorporated by reference herein in their entirety, together with other information in this prospectus supplement or the accompanying prospectus, the information and documents incorporated by reference in this prospectus supplement or the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock and the value of our pre-funded warrants to decline, resulting in a loss of all or part of your investment.
Risks Related to Commercialization
Our near-term prospects are wholly dependent on TUDRIQEV. We have no experience with the commercialization of TUDRIQEV, and if we are unable to successfully commercialize TUDRIQEV in the U.S. for its approved indication, our ability to generate meaningful revenue or achieve profitability will be materially and adversely affected.
In August 2026, we received FDA approval to commercialize TUDRIQEV in combination with nivolumab in the U.S. for the treatment of adults with unresectable advanced cutaneous melanoma who experienced disease progression with an anti-PD-1 antibody-based regimen, and we are preparing to initiate a commercial launch of TUDRIQEV in the U.S. in that indication. This indication is approved under accelerated approval based on objective response rate and duration of response. Continued approval for this indication may be contingent on verification of clinical benefit in one or more confirmatory trials, including our ongoing IGNYTE-3 clinical trial. We are conducting our ongoing IGNYTE-3 clinical trial as a confirmatory study. Additionally, we are also required to conduct a pediatric study and fulfill certain other postmarketing commitments set out in FDA’s TUDRIQEV approval letter.
TUDRIQEV is our only product approved for marketing by the FDA, and our ability to generate revenue from product sales and achieve profitability is wholly dependent on our ability to successfully commercialize TUDRIQEV in the U.S. for its approved indication. We may not be able to successfully commercialize TUDRIQEV for a number of reasons, including:
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we may not be able to establish or demonstrate in the medical community the safety and efficacy of TUDRIQEV and its potential advantages over and side effects compared to existing treatments;

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physicians may be reluctant to prescribe TUDRIQEV until longer-term efficacy and safety data exists;

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we have no prior experience in marketing, selling and distributing TUDRIQEV or any other product;

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following receipt of a second CRL in April 2026, we implemented significant cost-savings measures, including significant reductions in force in our in-house sales, marketing or commercialization teams; although we have begun to rebuild these capabilities in advance of commercializing TUDRIQEV, we may face challenges in rehiring former staff or hiring, training, and deploying new staff to meet our commercialization objectives;

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we are dependent on the reimbursement and coverage policies of government and private payors such as Medicare, Medicaid, insurance companies, health maintenance organizations and other plan administrators and may not be able to obtain adequate reimbursement and coverage for TUDRIQEV;

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sales may be affected by the relative price of TUDRIQEV in combination with nivolumab as compared to alternative treatment options;

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sales volumes will depend on the incidence and prevalence of patients in TUDRIQEV’s approved indication, and our market and sales estimates may be incorrect;

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future competitive or other market factors may adversely affect the commercial potential of TUDRIQEV;

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we may not be able to obtain and maintain regulatory approvals for TUDRIQEV in any other jurisdictions or for any other indications;

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changes could be required to the label for TUDRIQEV that further restrict how we market and sell TUDRIQEV, including as a result of adverse events observed following commercialization or in ongoing and future studies of TUDRIQEV;

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we may be unable to timely or successfully continue and complete one or more confirmatory trials that verify the clinical benefit of TUDRIQEV, including our ongoing IGNYTE-3 clinical trial, or may be unable to timely or successfully complete the required pediatric study and other postmarketing commitments;

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we may encounter manufacturing challenges that may impact product supply or may need to conduct product recalls;

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we might not be able to maintain compliance with the many legal and regulatory requirements for the manufacturing, marketing, promotion, sale, distribution and commercialization of TUDRIQEV and may face enforcement actions;

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we may not be able to maintain adequate commercial supplies of TUDRIQEV, or there may not be adequate supplies of nivolumab to meet demand at an acceptable cost or at all; and

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we may need additional financial or other resources to successfully commercialize TUDRIQEV.

Moreover, successful commercialization of TUDRIQEV may not generate sufficient revenue from product sales, and we may not become profitable in the near term, or at all. In any event, if we are unable to successfully commercialize TUDRIQEV in the U.S. for its approved indication, our ability to generate meaningful revenue from product sales and achieve profitability will be materially and adversely affected, which in turn could have a material adverse effect on our business and business prospects.
To be commercially successful, TUDRIQEV must be accepted by the healthcare community, which can be slow to adopt or unreceptive to new technologies and products.
TUDRIQEV may not achieve market acceptance in the U.S. for the treatment of adults with unresectable advanced cutaneous melanoma who experienced disease progression with an anti-PD-1 antibody-based regimen or any other indication that might be approved by the FDA in the future, or achieve the potential international revenue we believe may be possible if TUDRIQEV is approved outside the U.S., since hospitals, physicians, patients or the medical community in general may decide not to accept and utilize TUDRIQEV. The degree of market acceptance of TUDRIQEV depends on a number of factors, including:
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the clinical indications for which TUDRIQEV is or may in the future be approved, as well as any contraindications, risks, and warnings;

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the establishment and demonstration to the medical community of the clinical efficacy and safety of TUDRIQEV;

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the ability to demonstrate that TUDRIQEV is superior to alternatives on the market at the time, including with respect to efficacy, safety, cost or mode of administration;

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the willingness of medical professionals to prescribe, and patients to use, TUDRIQEV in combination with nivolumab;

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the publication of unfavorable safety or efficacy data concerning TUDRIQEV by third parties or us or the publication of favorable data concerning competitive products;

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restrictions on use of TUDRIQEV alone or in combination with other products;

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the label and promotional claims allowed by the FDA for TUDRIQEV, as well as such claims allowed by similar international regulatory authorities for TUDRIQEV, if any, including usage for only certain indications and any limitations or warnings about the prevalence or severity of any side effects;

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the timing of market introduction of TUDRIQEV as well as competitive products, including sequencing of available products;

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the effectiveness of sales, marketing and distribution support for TUDRIQEV;

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the ability of any third-party distributors or other service providers we may contract with to distribute TUDRIQEV and the processes required to order and administer TUDRIQEV in combination with nivolumab;

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the extent to which TUDRIQEV is approved for inclusion on formularies or otherwise authorized for use in hospitals and other treatment centers;

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the pricing of TUDRIQEV in combination with nivolumab, both in absolute terms and relative to alternative treatments;

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the availability of nivolumab and TUDRIQEV;

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the availability of healthcare professionals and treatment centers with the expertise, personnel and equipment necessary to administer TUDRIQEV by direct injection into tumors;

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the availability of coverage and adequate reimbursement by government and third-party payors; and

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the willingness of patients to pay out-of-pocket in the absence of coverage by third-party payors, including governmental authorities.

Government payors, insurers and/or third-party payors may decide that any potential benefit that TUDRIQEV may provide to clinical outcomes in advanced melanoma is not adequate to justify the potential adverse effects or the costs of treatment with TUDRIQEV in combination with nivolumab. If the healthcare community does not accept TUDRIQEV for any of the foregoing reasons, or for any other reasons, our ability to commercialize TUDRIQEV in the U.S. for its approved indication or for any other indications for which TUDRIQEV may be approved may be negatively impacted or precluded altogether, which would seriously and adversely affect our business and business prospects.
TUDRIQEV was approved under the accelerated approval pathway, and continued approval may be contingent upon verification of clinical benefit in one or more confirmatory trials, including our ongoing IGNYTE-3 clinical trial. If we fail to satisfy the requirements applicable to accelerated approval, the FDA may withdraw approval of TUDRIQEV.
The FDA granted accelerated approval of TUDRIQEV in combination with nivolumab for the treatment of adults with unresectable advanced cutaneous melanoma who experienced disease progression on an anti-PD-1 antibody-based regimen. This indication was approved based on objective response rate and duration of response, and continued approval for this indication may be contingent on verification of clinical benefit in one or more confirmatory trials, including our ongoing IGNYTE-3 clinical trial. Under the accelerated approval pathway, the FDA may approve a product for a serious or life-threatening disease or condition based on a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality, taking into account the severity, rarity or prevalence of the condition and the availability or lack of alternative treatments. The FDA generally reserves the use of accelerated approvals for situations in which the product at issue provides a meaningful therapeutic benefit over existing treatments.
Products granted accelerated approval are subject to certain post-marketing requirements, which include a requirement to conduct one or more post-approval studies to confirm the clinical benefit of the product, which must be completed with due diligence. For instance, the continued approval of TUDRIQEV may be contingent upon verification of clinical benefit in one or more confirmatory trials, including our ongoing IGNYTE-3 clinical trial. In its TUDRIQEV approval letter, FDA set certain requirements and timelines for submission of the final protocol, study completion, and final report completion, as well as with respect to study design, initiation, and accrual. The FDA may disagree with our clinical study designs for or our conduct of post-marketing confirmatory studies and may require study conditions that are unfavorable to us or impractical, which could delay completion of the study or lead to studies not demonstrating a clinical benefit. We also may not be able to complete or may not successfully complete the required post-marketing confirmatory studies. If we do not timely complete the required post-marketing confirmatory studies or if these do not confirm TUDRIQEV’s clinical benefit, FDA could withdraw the product from the market using an expedited withdrawal process, we may choose to voluntarily withdraw the product from the market, or we may need to conduct further studies to determine whether the product has a clinical benefit. Failure to conduct the required confirmatory studies or to conduct such studies with due diligence, as well as failure to submit the required update reports can subject us to penalties.
In addition, sponsors of products approved under accelerated approval are required to provide reports to the FDA on the progress of the required confirmatory studies. FDA regulations further require that sponsors of products granted accelerated approval submit during the pre-approval review period copies of all promotional materials intended to be used within 120 days following marketing approval. After 120 days following marketing approval, unless otherwise informed by the FDA, the sponsor must submit all promotional materials at least 30 days prior to use.
The accelerated approval pathway has come under scrutiny within the FDA, by Congress and by other stakeholders. The FDA has put increased focus on ensuring that confirmatory studies are conducted with diligence and, ultimately, that such studies confirm the benefit. For example, the FDA previously convened an advisory committee to review cases where confirmatory studies have not been completed or where results did not confirm benefit.
As noted above, the FDA also has the authority to withdraw products approved under the accelerated approval pathway using expedited withdrawal procedures. Circumstances that may lead to such withdrawal include:
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the failure to conduct required post-approval study of TUDRIQEV with due diligence, including with respect to conditions specified by the FDA;

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a study required to verify and describe the predicted clinical benefit of TUDRIQEV fails to verify and describe such benefit;

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other evidence demonstrates that TUDRIQEV is not shown to be safe or effective under the conditions of use; or

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our dissemination of false or misleading promotional materials relating to TUDRIQEV.

If we fail to complete IGNYTE-3 or any other required post-approval study with due diligence, if any such study fails to verify and describe the predicted clinical benefit of TUDRIQEV or if other evidence demonstrates that TUDRIQEV is not shown to be safe or effective under the conditions of use, the FDA may withdraw approval of TUDRIQEV, which could have a material adverse effect on our business and business prospects.
Risks related to our financial position and need for additional capital.
We have incurred net losses since our inception and anticipate that we will continue to incur substantial and increasing net losses in the foreseeable future and may not be able to continue as a going concern. We may never achieve or sustain profitability.
Although we have recently received approval from the FDA for TUDRIQEV, we have previously had no products approved for commercial sale and have not generated any revenue from product sales to date, and we continue to incur significant research and development and other expenses related to our ongoing operations. Investment in biopharmaceutical product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain marketing approval and become commercially viable. We have financed our operations to date primarily through the sale of equity securities, including the sale of our common stock and pre-funded warrants in public and private offerings. Since our inception, most of our resources have been dedicated to the preclinical and clinical development of our proprietary RPx platform, including TUDRIQEV and our product candidates. We expect to spend substantial funds to continue the research, development and testing of our products that are in the preclinical and clinical testing stages of development and to prepare to commercialize products in anticipation of FDA approval. The size of our future net losses will depend, in part, on our future expenses and our ability to generate revenue, if any.
We are not profitable and have incurred losses in each period since our inception. For the fiscal years ended March 31, 2026 and 2025, we reported a net loss of $313.9 million and $247.3 million, respectively. At March 31, 2026, we had an accumulated deficit of $1,262.5 million. We expect to continue to incur significant losses for the foreseeable future, and we expect these losses to increase as we seek to commercialize TUDRIQEV, continue and complete one or more confirmatory trials of TUDRIQEV, including our ongoing IGNYTE-3 clinical trial, and continue our research and development of, and seek marketing approval for our product candidates and any additional product candidates we may develop.
As noted in our consolidated financial statements for the fiscal year ended March 31, 2026, the uncertainties surrounding our ability to fund our operations have raised substantial doubt about our ability to continue as a going concern. If we are unable to obtain additional capital, substantial doubt about our ability to continue as a going concern may persist, and may adversely affect our business, results of operations and stock price.
In addition, we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue, including from sales of TUDRIQEV. Our prior losses and expected future losses have had and will continue to have an adverse effect on our stockholders’ equity and working capital and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. The size of our future net losses will depend, in part, on the rate of further growth of our expenses and our ability to generate revenue. Our prior losses and expected future losses have had and will continue to have an adverse effect on our stockholders’ equity and working capital.
Our ability to generate revenue from product sales and become profitable will depend significantly on our success in achieving a number of goals.
Although we have recently received approval from the FDA for TUDRIQEV, we have previously had no products approved for commercial sale, and have not generated any revenue from product sales to date. Our ability to generate revenue and achieve profitability depends significantly on our success in achieving a number of goals, including:
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successfully launching commercial sales of TUDRIQEV while maintaining full compliance with applicable federal and state laws, rules and regulations;

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completing research regarding, and preclinical and clinical development of our product and product candidates;

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maintaining marketing approval for TUDRIQEV and obtaining marketing approvals for our product candidates for which we complete clinical trials;

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continuing to generate favorable study results for TUDRIQEV and our product candidates, including with respect to our confirmatory clinical trials for TUDRIQEV;

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maintaining a sustainable and scalable manufacturing process for TUDRIQEV and our product candidates, including establishing and maintaining commercially viable supply and manufacturing relationships with third parties;

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obtaining market acceptance of TUDRIQEV and our product candidates as viable treatment options;

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obtaining adequate coverage and reimbursement for TUDRIQEV and our product candidates;

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addressing any competing technological and market developments;

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identifying, assessing, acquiring and developing new product candidates;

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negotiating favorable terms in any collaboration, licensing, or other arrangements into which we may enter;

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obtaining, maintaining, protecting, and expanding our portfolio of intellectual property rights, including patents, trade secrets, and know-how; and

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attracting, training, hiring, and retaining qualified personnel.

We anticipate incurring significant costs associated with commercializing TUDRIQEV and any product candidate that may be approved for commercial sale. Our expenses could increase beyond expectations if we are required by the FDA or comparable foreign regulatory authorities to change our manufacturing processes or assays, or to perform clinical, nonclinical, or other types of studies in addition to those that we currently anticipate.
Our revenue will be dependent, in part, upon the size of the markets in the territories for which we gain and retain marketing approval, the accepted price for the product, the ability to get adequate coverage and reimbursement, and whether we own the commercial rights for that territory. If the number of our addressable patients is not as significant as we estimate, the indication approved by regulatory authorities is narrower than we expect, the labels for our product candidates contain significant safety warnings, regulatory authorities impose burdensome or restrictive distribution requirements, or the reasonably accepted patient population for treatment is narrowed by competition, physician choice or treatment guidelines, we may not generate significant revenue from sales of such products, even if approved. If we are not able to generate revenue from the sale of TUDRIQEV or any other approved products, we could be prevented from or significantly delayed in achieving profitability.
We will require additional financing to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development or commercialization efforts.
Our operations have consumed substantial amounts of cash since inception. At March 31, 2026, our cash and cash equivalents and short-term investments were $268.9 million. We expect to continue to spend substantial amounts to fund the commercial launch of TUDRIQEV and to continue the clinical and preclinical development of our product candidates. Accordingly, we will need to obtain additional funds to achieve our business objectives.
Our future capital requirements depend on many factors, including:
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the cost of commercialization activities for TUDRIQEV or any other approved product, including marketing, sales and distribution costs;

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the cost of one or more confirmatory trials of TUDRIQEV;

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the scope, progress, results and costs of researching and developing our product candidates, and conducting preclinical studies and clinical trials;

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the timing of, and the costs involved in, obtaining marketing approvals for our product candidates if clinical trials are successful;

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the success of any collaborations;

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the cost and timing of operating our manufacturing facility;

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the cost of manufacturing our product candidates for clinical trials in preparation for marketing approval and commercialization;

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our ability to establish and maintain strategic licensing or other arrangements and the financial terms of such agreements;

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the costs involved in preparing, filing, prosecuting, maintaining, expanding, defending and enforcing patent claims, including litigation costs and the outcome of such litigation;

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the timing, receipt, and amount of sales of, or royalties on, our future products, if any; and

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the emergence of competing cancer therapies and other adverse market developments.

Other than the Hercules Loan Agreement (as defined below), we do not have any committed external source of funds or other support for our development efforts. Our ability to draw additional amounts under the Hercules Loan Agreement (as defined below) is subject to the satisfaction of specified milestones and other conditions, and those amounts may not become available to us. Until we can generate sufficient product revenue to finance our cash requirements, which we may never do, we expect to finance our future cash needs through a combination of public or private equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing or distribution arrangements. There can be no assurance that such financing will be available on acceptable terms, if at all. If we are unable to obtain additional capital, substantial doubt about our ability to continue as a going concern may persist, and may adversely affect our business, results of operations and stock price. In addition, because the design and outcome of our planned and anticipated clinical trials is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of our product candidates.
The Hercules Loan Agreement contains certain covenants that could adversely affect our operations and, if an event of default were to occur, we could be forced to repay any outstanding indebtedness sooner than planned and possibly at a time when we do not have sufficient capital to meet this obligation.
On October 6, 2022, we and certain of our subsidiaries entered into the Hercules Loan Agreement with Hercules Capital Inc., as administrative agent, collateral agent and as a lender, or Hercules, which such agreement was subsequently amended in June 2023, December 2023 and January 2026 (as amended, the “Hercules Loan Agreement”). The Hercules Loan Agreement contains certain affirmative and negative covenants that could prevent us from taking certain actions without the consent of our lenders. These covenants may limit our flexibility in operating our business and our ability to take actions that might be advantageous to us and our stockholders. The Hercules Loan Agreement also contains customary affirmative and negative covenants that, among other things, may limit our ability, subject to certain exceptions, to incur indebtedness, grant liens, enter into a merger or consolidation, enter into transactions with affiliates, or sell all or a portion of our property, business or assets. The Hercules Loan Agreement contains customary events of default. Upon the occurrence and continuation of an event of default, all amounts due under the Hercules Loan Agreement become (in the case of an insolvency or bankruptcy event), or may become (in the case of all other events of default and at the option of Hercules), immediately due and payable. If an event of default under the Hercules Loan Agreement should occur, we could be required to immediately repay any outstanding indebtedness. If we are unable to repay such debt, the lenders would be able to foreclose on the secured collateral, including our cash accounts, and take other remedies permitted under the Hercules Loan Agreement. Even if we are able to repay any indebtedness on an event of default, the repayment of these sums may significantly reduce our working capital and impair our ability to operate as planned.
Risks related to further product development and regulatory approval
Our product candidates are in various stages of development, are not approved for commercial sale and might never receive regulatory approval or become commercially viable. We cannot be certain that we will be able to successfully develop our product candidates or obtain regulatory approval for our product candidates. We have not yet generated any revenue from product sales and may never be profitable.
Although we have recently received approval for TUDRIQEV, in combination with nivolumab, for the treatment of adults with unresectable advanced cutaneous melanoma who experienced disease progression on an anti-PD-1 antibody-based regimen, all of our product candidates are in various stages of research or clinical development. We have not generated any revenue from the sale of any product to date. Our product candidates require extensive preclinical and/or clinical testing and regulatory review from the FDA prior to approval and commercial use. It is possible that the FDA will not approve an application that we may submit, or our product candidates may not obtain appropriate regulatory approvals necessary for us to commence or continue clinical trials for our product candidates or ultimately commercialize them. Any delay or failure in obtaining required approvals could have a material adverse effect on our business and business prospects. For example, we received multiple CRLs from the FDA in connection with our BLA for TUDRIQEV in combination with nivolumab for the treatment of advanced melanoma.
The process from development to commercialization can take many years and will likely require the expenditure of substantial resources beyond the proceeds we currently have on hand, without any guarantee or assurance that we will be successful with regulatory approval, or commercial success, of any further product candidates.

In addition, any of our other research and development efforts may not be successful. Furthermore, even if our clinical development efforts result in what we believe to be positive data, our further product candidates may not receive regulatory approval or be successfully introduced and marketed at prices that would permit us to operate profitably.
Risks related to this offering
Management will have broad discretion as to the use of the net proceeds from this offering, and may not use the proceeds effectively.
Our management will have broad discretion as to the application of the net proceeds from this offering and could use them in a manner that does not effectively maximize the potential of our clinical development programs and pipeline. Our management’s use of the net proceeds from this offering may not increase the market value of our common stock. In fact, our failure to apply these funds effectively could have a material adverse effect on our business and business prospects, delay the development of our product candidates, and cause the market value of our common stock to decline.
If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.
You will suffer immediate and substantial dilution in the as adjusted net tangible book value of the common stock you purchase in this offering. The offering price per share of our common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Accordingly, at the offering price of $12.06 per share, purchasers of common stock in this offering will experience immediate dilution of $9.18 per share in as adjusted net tangible book value, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the offering price, assuming no exercise of the pre-funded warrants and excluding any resulting accounting associated with the pre-funded warrants. In addition, as of March 31, 2026, there were 11,785,458 shares of our common stock subject to outstanding options at a weighted average exercise price per share of $14.12, 5,508,882 shares of our common stock issuable upon the vesting of restricted stock units and performance stock units, at a weighted average grant date fair value of $9.69, 8,388,575 shares of our common stock issuable upon the exercise of existing pre-funded warrants outstanding as of March 31, 2026, at an exercise price of $0.0001 per share, and 5,669,578 shares of our common stock issuable upon the exercise of existing pre-funded warrants outstanding as of March 31, 2026, at an exercise price of $0.001 per share. To the extent that additional shares of common stock are issued upon exercise of these outstanding options, warrants or existing pre-funded warrants, you will incur further dilution. See “Dilution” beginning on page S-25 for a more detailed discussion of the dilution you will incur if you purchase shares of common stock in this offering.
You may experience future dilution as a result of future equity or equity-linked offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities, including under our Sales Agreement (as defined in “Underwriting”), at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our common stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Our authorized share capital limits the number of shares we may issue, and if our stockholders do not approve the proposed increase in our authorized common stock, our ability to raise additional capital, complete strategic transactions and grant equity compensation could be materially constrained.
Our certificate of incorporation currently authorizes 150,000,000 shares of common stock, of which only 30,258,728 shares remained available for future issuance as of March 31, 2026. A substantial portion of that remaining capacity will be used or reserved in connection with this offering. We are asking our stockholders to approve an increase in the authorized shares of common stock to 300,000,000 shares at our annual meeting scheduled for September 15, 2026, but that increase will not be effective at the time of the closing of this offering and our stockholders may not approve it.
If the increase is not approved, following the closing of this offering, we may not have sufficient authorized shares to fully utilize our ATM (as defined in “Underwriting”) or to pursue other future capital-raising transactions or strategic transactions on a timely basis or at all; we may face challenges in hiring and retaining employees, including members of our executive leadership team, if sufficient shares are not available for equity compensation awards; and we may be required to seek stockholder approval on a transaction-by-transaction basis before issuing shares, which could result in significant delays and additional costs. Given that we expect to require additional financing to fund the commercial launch of TUDRIQEV and our continued development activities, any such constraint could have a material adverse effect on our business and business prospects.
The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock.
Our stock price has been and is likely to be volatile. The stock market in general and the market for biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the price at which it was acquired. The market price for our common stock may be influenced by many factors, including:
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the success of competitive products or technologies;

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our success in the commercial launch of TUDRIQEV;

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results of further clinical trials of TUDRIQEV or our product candidates or those of our competitors;

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regulatory or legal developments in the United States and other countries;

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developments or disputes concerning patent applications, issued patents or other proprietary rights;

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the recruitment or departure of key personnel;

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the level of expenses related to the further development of TUDRIQEV or of our product candidates or clinical development programs;

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the results of our efforts to discover, develop, acquire or in-license additional product candidates or drugs;

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actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

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variations in our financial results or those of companies that are perceived to be similar to us;

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changes in the structure of healthcare payment systems;

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market conditions in the pharmaceutical and biotechnology sectors;

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general economic, industry and market conditions;

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political and economic instability, the possibility of an economic recession, international hostilities, acts of terrorism, governmental restrictions and sanctions, inflation, global supply chain disruptions, trade relationships and military and political alliances; and

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the other factors described in this “Risk Factors” section.

The offering could negatively impact our ability to use our net operating losses and other tax attributes.
The ability to fully utilize our available net operating loss carryforwards, excess business interest carryforwards, and tax credit carryforwards would be limited under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, if we were to undergo a change in ownership of more than 50% of our capital stock over a rolling three-year period as measured under Section 382. The application of these rules is complex and generally focuses on ownership changes involving stockholders owning directly or indirectly 5% or more of our common stock, subject to complex aggregation, segregation, and constructive ownership rules. The Section 382 limitations could come into play due to this offering, and also in the event of the sale of the company, significant new stock issuances or other transactions, including secondary market sales of our common stock.
There is no public market for the pre-funded warrants being offered in this offering.
There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the pre-funded warrants will be limited.
We will not receive any material additional funds upon the exercise of the pre-funded warrants.
Each pre-funded warrant may be exercised at a nominal exercise price, or by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive any material, and may not receive any, additional funds upon the exercise of the pre-funded warrants.
Holders of any pre-funded warrants purchased in this offering will have no rights as holders of our common stock with respect to the shares of common stock underlying such pre-funded warrants until such holders exercise their pre-funded warrants and acquire our common stock.
Until holders of pre-funded warrants acquire shares of our common stock upon exercise of the pre-funded warrants, holders of pre-funded warrants will have no rights with respect to the shares of our common stock underlying such pre-funded warrants including with respect to dividends and voting rights. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a holder of our common stock with respect to the shares of common stock underlying such pre-funded warrants only as to matters for which the record date occurs after the exercise date.
Significant holders or beneficial holders of our common stock may not be permitted to exercise pre-funded warrants that they hold.
A holder of a pre-funded warrant will not be entitled to exercise any portion of any pre-funded warrant which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 9.99% or, for certain pre-funded warrants, 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 9.99% or, for certain pre-funded warrants, 4.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Pursuant to the terms of the applicable pre-funded warrant, a holder may, upon at least 61 days’ prior written notice to us, increase or decrease the applicable beneficial ownership percentage to any other percentage, provided that such percentage may not be increased above the maximum percentage specified in the applicable pre-funded warrant, which is either 9.99% or 19.99%, as applicable. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.
Our independent registered public accounting firm’s report on our financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.
Our consolidated financial statements have been prepared on the basis of continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business. As disclosed in our financial statements, the uncertainties surrounding our ability to fund our operations have raised substantial doubt about our ability to continue as a going concern. Based on our current operating plan, we expect to continue to spend substantial amounts to fund the commercial launch of TUDRIQEV and to continue the clinical and pre-clinical development of our product candidates. Accordingly, our ability to continue as a going concern is dependent upon our ability to generate revenue and raise capital from financing transactions. There can be no assurance that we will be successful in accomplishing these objectives.
If we are unable to obtain sufficient additional capital or otherwise improve our liquidity, we may be required to pursue other strategic alternatives, which could materially adversely affect our business, financial condition, results of operations and thus our stock price.

USE OF PROCEEDS
We estimate that we will receive net proceeds of approximately $140.5 million from the issuance and sale of shares of our common stock and pre-funded warrants in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, upon exercise of the pre-funded warrants.
We currently expect to use the net proceeds from the securities offered hereunder and our existing cash and cash equivalents, short-term investments and any future borrowings that may become available to us under the Hercules Loan Agreement, which are subject to the satisfaction of specified milestones and other conditions, to fund the commercial launch of TUDRIQEV and the continued development of our RPx platform including indication expansion with TUDRIQEV in skin cancer and broadening the RP2 clinical development plan, as well as for working capital and general corporate purposes.
This expected use of the net proceeds from this offering, our existing cash and cash equivalents, short-term investments and any future borrowings under the Hercules Loan Agreement represents our intentions based upon our current plans and business conditions. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds from this offering or the amounts that we will actually spend on the uses set forth above. The amount and timing of our actual expenditures depend on several factors, including the progress and results of our research and development efforts, the amount of cash used by our operations, and the other factors described under “Risk factors” in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. Pending application of the net proceeds, we may invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, business prospects, general business conditions and other factors that our board of directors may deem relevant.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of March 31, 2026 was approximately $166.2 million, or $1.72 per share of common stock, based upon 96,775,076 shares of common stock outstanding, which consists of 82,716,923 shares of common stock outstanding and 14,058,153 outstanding pre-funded warrants that are treated as outstanding common stock for purposes of calculating basic and diluted net loss per share. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding as of March 31, 2026. For purposes of calculating dilution, we are treating the 14,058,153 outstanding pre-funded warrants as if they were common stock because they are immediately exercisable at a nominal exercise price.
After giving effect to our issuance and sale of 9,701,490 shares of our common stock at the offering price of $12.06 per share and pre-funded warrants to purchase 2,736,340 shares of our common stock at the offering price of $12.0599 per pre-funded warrant and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been $306.7 million, or $2.88 per share. This represents an immediate increase in net tangible book value of $1.16 per share to our existing stockholders and immediate dilution in as adjusted net tangible book value of $9.18 per share to new investors participating in this offering. Dilution per share to new investors participating in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the offering price per share paid by new investors. The following table illustrates this calculation on a per share basis.
Offering price per share		$12.06
Net tangible book value per share as of March 31, 2026	$1.72
Increase in net tangible book value per share attributable to the offering	1.16
As adjusted net tangible book value per share after giving effect to this offering		2.88
Dilution per share to new investors participating in this offering		$9.18
The dilution information discussed above assumes no exercise of the pre-funded warrants sold in this offering and is illustrative only. Investors who receive shares of our common stock upon the exercise of the pre-funded warrants offered hereby may experience additional dilution depending on our net tangible book value at the time of exercise.
The information presented in the table and discussion above is based on 96,775,076 shares of common stock outstanding, consisting of (i) 82,716,923 shares of common stock outstanding and (ii) 14,058,153 shares of common stock issuable upon exercise of outstanding pre-funded warrants, which are treated as outstanding common stock for purposes of calculating basic and diluted net loss per share. The 82,716,923 shares of common stock outstanding as of March 31, 2026 excludes:
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11,785,458 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2026 at a weighted average exercise price of $14.12 per share;

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5,508,882 shares of our common stock underlying unvested restricted stock units and performance stock units outstanding as of March 31, 2026 at a weighted average grant date fair value of $9.69 per share;

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1,569,457 shares of our common stock reserved, as of March 31, 2026, for future issuance under our 2018 Omnibus Incentive Compensation Plan;

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4,102,399 shares of our common stock reserved, as of March 31, 2026, for future issuance under our Employee Stock Purchase Plan;

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8,388,575 shares of our common stock issuable upon the exercise of existing pre-funded warrants outstanding as of March 31, 2026, at an exercise price of $0.0001 per share; and

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5,669,578 shares of our common stock issuable upon the exercise of existing pre-funded warrants outstanding as of March 31, 2026, at an exercise price of $0.001 per share.

Further, the number of shares of our common stock to be outstanding after this offering does not take into account the 2,736,340 shares of our common stock issuable upon the exercise of the pre-funded warrants.
We may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options, warrants or existing pre-funded warrants are exercised, new options are issued and exercised under the Plan or the ESPP or we issue additional shares of common stock, other equity securities or convertible debt securities in the future. See “Risk factors — Risks related to this offering — If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.”

DESCRIPTION OF PRE-FUNDED WARRANTS
The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by us. The following description is subject in all respects to the provisions contained in the pre-funded warrants.
Form
The pre-funded warrants will be issued as individual warrant agreements to each individual purchaser of a pre-funded warrant. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.
Term
The pre-funded warrants do not expire.
Exercisability
The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of our common stock purchased upon such exercise. As an alternative to payment of the exercise price in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of our common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the last closing trading price of our common stock on the exercise date.
Exercise Limitations
Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.
Exercise Price
The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share of our common stock. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price will not be adjusted below the par value of our common stock.
Transferability
Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent. The pre-funded warrants will be held in definitive form by the warrant agent. The ownership of the pre-funded warrants and any transfers of the pre-funded warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.

Exchange Listing
We do not plan to apply to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.
Fundamental Transactions
In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, upon consummation of such a fundamental transaction, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.
No Rights as a Stockholder
Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights or the rights to receive dividends, until the holder exercises the pre-funded warrant.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion summarizes certain United States, or U.S., federal income tax considerations relevant to the acquisition, ownership and disposition of our common stock and pre-funded warrants by Non-U.S. Holders (as defined below). This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock or our pre-funded warrants other than (in each case as determined for U.S. federal income tax purposes) (i) an individual that is a citizen or resident of the U.S.; (ii) a corporation that is created or organized under the laws of the U.S., any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; (iv) a partnership; or (v) a trust if (A) a court within the U.S. is able to exercise primary supervision over its administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person notwithstanding a failure to satisfy such requirements.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner or such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.
This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction or under U.S. federal non-income tax, such as the gift and estate tax laws or the Medicare contribution tax. In addition, this discussion does not address tax considerations applicable to a Non-U.S. Holder’s particular circumstances or to Non-U.S. Holders that may be subject to special tax rules, including, without limitation:
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banks, insurance companies or other financial institutions;

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persons subject to the United States federal alternative minimum tax, including the corporate alternative minimum tax on financial statement income;

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tax-exempt organizations;

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controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

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partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

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dealers in securities or currencies;

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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persons that own, or are deemed to own, more than 5% of our common stock, except to the extent specifically set forth below;

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real estate investment trusts or regulated investment companies;

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certain former citizens or long-term residents of the U.S.;

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persons who hold our common stock as part of a straddle, hedge, conversion, constructive sale or other integrated security transaction;

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accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements (pursuant to Section 451 of the Code); or

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persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock or pre-funded warrants arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.
U.S. Federal Income Tax Considerations Relevant to our Common Stock
Distributions
In general, if we make a distribution to a Non-U.S. Holder with respect to our common stock, it will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits as determined under the Code. If the amount of a distribution exceeds our current and accumulated earnings and profits as so determined, such excess first will be treated as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our common stock and thereafter will be treated as capital gain subject to the tax treatment described below in “— Sale or Other Taxable Disposition of Common Stock.”
In addition, if we are classified as a “USRPHC” (as defined below) and any distribution exceeds our current and accumulated earnings and profits as determined for U.S. federal income tax purposes, we will need to satisfy our withholding requirements either by (a) treating the entire distribution (including the amount in excess of earnings and profits) as subject to the withholding rules described below and withhold at a minimum rate of 15% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC; or (b) treating (i) only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend subject to the withholding rules in the following paragraph; and (ii) the excess portion of the distribution as subject to withholding at a rate of 15% (or such lower rate as may be specified by an applicable income tax treaty), as if such excess were the result of a sale of shares in a USRPHC, with a credit generally allowed against the Non-U.S. Holder’s U.S. federal income tax liability for the tax withheld from such excess. We believe that we currently are not a USRPHC, and we do not expect to become a USRPHC for the foreseeable future (see discussion of USRPHCs below under “— Sale or Other Taxable Disposition of Common Stock”).
Dividends paid to a Non-U.S. Holder (including amounts distributed by a USRPHC and subject to withholding as dividends per the preceding paragraph) that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (or, if an applicable income tax treaty so requires, are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.) will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, unless such dividend is eligible for a reduced rate under an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder is generally required to (i) provide to the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) properly certifying such Non-U.S. Holder’s eligibility for the reduced rate, or (ii) if the common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced withholding rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the timing and manner of claiming the benefits.
Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if an applicable income tax treaty so requires, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.) are taxed on a net-income basis at the regular graduated rates, and in the manner, applicable to United States persons. The Non-U.S. Holder is generally required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on any effectively connected dividends received by a foreign corporation for the taxable year, as adjusted for certain items.
Sale or Other Taxable Disposition of Common Stock
A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of shares of our common stock unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), (ii) in the case of an individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied, or (iii) our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation, or a USRPHC, under the Foreign Investment in Real Property Tax Act, or FIRPTA, for U.S. federal income tax purposes.
In the case described in (i) above, gain or loss recognized on the disposition of shares of our common stock generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30%, or a lower applicable treaty branch profits tax rate, as well as state and local taxes.
In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax on any capital gain recognized on the disposition of shares of our common stock, which may be offset by U.S. source capital losses, even if the Non-U.S. Holder is not considered a resident of the United States for U.S. federal income tax purposes.
In the case described in (iii) above, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We have determined that we are not a USRPHC. If we were a USRPHC during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, Non-U.S. Holders owning (directly or indirectly) more than 5% of our common stock will be subject to different tax considerations and should consult their own tax advisers. FIRPTA will not, however, apply to gain realized on the sale or disposition of our common stock by a Non-U.S. Holder that owns, directly or indirectly at any time during the shorter of the five-year period preceding the date of disposition or the Non-U.S. Holder’s holding period, 5% or less of our common stock so long as our common stock is “regularly traded on an established securities market” (such as Nasdaq) as defined under applicable Treasury regulations. No assurance can be provided that our common stock will be treated as being regularly traded on an established securities market at all times for purposes of the rules described above.
If gain on the sale or other taxable disposition of our common stock were subject to taxation under FIRPTA, a Non-U.S. Holder generally would be subject to U.S. federal income tax on the gain realized on a disposition of our common stock at the graduated U.S. federal income tax rates applicable to United States persons, generally would be required to file a U.S. federal income tax return, and, if our common stock was not then publicly traded, and certain other conditions were met, the purchaser would be required to withhold 15% of the sales proceeds.
If a Non-U.S. Holder is subject to U.S. federal income tax on any sale, exchange, redemption treated as an exchange under Section 302 of the Code, or other disposition of our common stock, the Non-U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. Holder and the Non-U.S. Holder’s adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. Holder’s holding period for the common stock is longer than one year. A Non-U.S. Holder should consult its own independent tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

U.S. Federal Income Tax Considerations Relevant to our Pre-Funded Warrants
Generally
Although the characterization of the pre-funded warrants for U.S. federal income tax purposes is not entirely clear, because the exercise price of the pre-funded warrants is a nominal amount, we expect to treat the pre-funded warrants as issued and outstanding common stock for U.S. federal income tax purposes. Except where noted, the remainder of this discussion assumes that the pre-funded warrants will be so treated. Each Non-U.S. Holder should consult its own tax advisor regarding the proper characterization of the pre-funded warrants for U.S. federal income tax purposes, and the consequences to them of such treatment given their individual circumstances. Some portions of the below discussion make reference to potential consequences associated with the purchase, ownership and disposition of the pre-funded warrants independent of their potential characterization as common stock.
Exercise or Lapse of a Pre-Funded Warrant
A Non-U.S. Holder generally will not recognize taxable gain or loss on the acquisition of common stock upon exercise of a pre-funded warrant. The Non-U.S. Holder’s aggregate tax basis in the share of our common stock received upon exercise of a pre-funded warrant generally will be an amount equal to the sum of the Non-U.S. Holder’s tax basis in the pre-funded warrant prior to exercise and the warrant’s exercise price (if any). Assuming that a pre-funded warrant is treated as our common stock, the Non-U.S. Holder’s holding period for the common stock received upon exercise of a pre-funded warrant will include the period during which the Non-U.S. Holder held the pre-funded warrant.
If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States and a pre-funded warrant lapses unexercised, the Non-U.S. Holder may be entitled to recognize a capital loss equal to such Holder’s tax basis in the pre-funded warrant, which will be long-term capital loss if the pre-funded warrant was held by the Non-U.S. Holder for more than one year. The deductibility of capital losses is subject to limitations. Otherwise, a Non-U.S. Holder will not have a taxable event upon the lapse of a pre-funded warrant unexercised.
Certain Adjustments to the Pre-Funded Warrants and Payments in Respect of Pre-funded Warrants
Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of a pre-funded warrant, or an adjustment to the exercise price of a pre-funded warrant, may be treated as a constructive distribution to a Non-U.S. Holder of the pre-funded warrant if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of a pre-funded warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the Non-U.S. Holder of the pre-funded warrant generally should not be considered to result in a constructive distribution. Such constructive distribution would be treated as a dividend, return of capital or capital gain as described under the heading “U.S. Federal Income Tax Considerations Relevant to our Common Stock — Distributions,” above. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property.
In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the pre-funded warrants. Under those regulations, an implicit or explicit payment under the pre-funded warrants that references a dividend distribution on our common stock (including an adjustment to the amount due on the pre-funded warrant to take into account a dividend distribution on our common stock) would be taxable to a Non-U.S. Holder as described under the heading “U.S. Federal Income Tax Considerations Relevant to our Common Stock — Distributions” above. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and we may satisfy any withholding obligations in respect of the pre-funded warrants by withholding from other amounts due to the Non-U.S. Holder. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the pre-funded warrants.

Information Reporting and Backup Withholding
Information returns will be filed annually with the IRS in connection with any dividends paid on our common stock to a Non-U.S. Holder. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition, and the Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) on dividends paid on our common stock or on the proceeds from a sale or other disposition of shares of our common stock. The certification procedures required to claim a reduction or exemption from withholding tax on payments described above under “— Distributions” will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act, or FATCA, and additional guidance issued by the IRS, a U.S. federal withholding tax of 30% will generally apply to dividends paid on our common stock to (i) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution is subject to an agreement with the U.S. government (which may be in the form of compliance with an intergovernmental agreement with the U.S. government) to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or (ii) a foreign entity that is not a financial institution (as a beneficial owner or as an intermediary), unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity. While such withholding tax would have applied also to payments of gross proceeds from the sale or other disposition on or after January 1, 2019 of our common stock, proposed Treasury regulations eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of the FATCA withholding rules on their investment in our common stock. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “U.S. Federal Income Tax Considerations Relevant to our Common Stock — Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

UNDERWRITING
Leerink Partners LLC, J.P. Morgan Securities LLC, and Cantor Fitzgerald & Co. are acting as representatives of each of the underwriters named below and as bookrunning managers for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock and pre-funded warrants set forth opposite its name below.
Underwriter	Number of Shares	Number of Pre-funded Warrants
Leerink Partners LLC	3,880,596	1,094,536
J.P. Morgan Securities LLC	3,880,596	1,094,536
Cantor Fitzgerald & Co.	1,940,298	547,268
Total	9,701,490	2,736,340
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares and pre-funded warrants sold under the underwriting agreement if any of the shares and pre-funded warrants are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares and pre-funded warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares and pre-funded warrants, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.
Discounts and Commissions
The representatives have advised us that the underwriters propose initially to offer the shares and pre-funded warrants at the offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.43416 per share and per pre-funded warrant. After the offering of the shares and pre-funded warrants, the offering price, concession or any other term of this offering may be changed by the representatives.
The following table shows the offering price, underwriting discounts and commissions and proceeds, before expenses, to us.
	Per Share	Per Pre-Funded Warrant	Total
Offering price	$12.0600	$12.0599	$149,999,956
Underwriting discounts and commissions	$0.7236	$0.7236	$9,000,014
Proceeds to Replimune Group, Inc. (before expenses)	$11.3364	$11.3363	$140,999,942
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $450,000. We also have agreed to reimburse the underwriters for up to $45,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.
No Sales of Similar Securities
We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 45 days after the date of this prospectus supplement without first obtaining the written consent of Leerink Partners LLC and J.P. Morgan Securities LLC on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•
offer, pledge, sell or contract to sell any common stock;

•
sell any option or contract to purchase any common stock;

•
purchase any option or contract to sell any common stock;

•
grant any option, right or warrant for the sale of any common stock;

•
lend or otherwise dispose of or transfer any common stock;

•
request or demand that we file a registration statement related to the common stock; or

•
enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock, whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

The lock-up provisions apply to common stock and to securities convertible into or exchangeable or exercisable for common stock. They also apply to common stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.
Nasdaq Global Select Market Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “REPL.” There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on Nasdaq Global Select Market, any other nationally recognized securities exchange or any other nationally recognized trading system.
Electronic Distribution
In connection with this offering, the underwriters may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.
We have entered into a Sales Agreement, dated August 3, 2023 (as amended by Amendment No. 1, dated May 16, 2024, Amendment No. 2, dated November 25, 2024 and Amendment No. 3, dated May 22, 2025, the “Sales Agreement”) with Leerink Partners LLC, as Sales Agent, under which we may issue and sell shares of our Common Stock having an aggregate gross sale price of up to $100,000,000 through the Sales Agent, in an “at the market offering” as defined in Rule 415 under the Securities Act (“ATM”).
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares or pre-funded warrants have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares or pre-funded warrants which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares or pre-funded warrants may be offered to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
A.
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares or pre-funded warrants shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, and each person who initially acquires any shares of our common stock or pre-funded warrants to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representatives and us that it is a “qualified investor” within the meaning of Article 2(e) in the Prospectus Regulation.
In the case of any shares or pre-funded warrants being offered to a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged, and agreed that the shares of our common stock or pre-funded warrants acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock or pre-funded warrants to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares or pre-funded warrants in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares or pre-funded warrants to be offered so as to enable an investor to decide to purchase or subscribe for any shares or pre-funded warrants, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Notice to Prospective Investors in the United Kingdom
No shares of our common stock or pre-funded warrants have been offered or will be offered pursuant to the offering to the public in the United Kingdom (the “UK”), except that shares of our common stock or pre-funded warrants may be offered to the public in the UK at any time under the following exemptions under the Public Offers and Admissions to Trading Regulations 2024 (the “POATR”):
A.
where (i) the offer is conditional on the admission of the shares to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR) or (ii) the shares being offered are at the time of the offer already admitted to trading on London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

B.
to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

C.
to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the underwriters for any such offer; or

D.
in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock or pre-funded warrant in the UK means the communication to any person which presents sufficient information on: (a) the shares of common stock or pre-funded warrant to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to purchase or subscribe for any shares of common stock or pre-funded warrant, and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.
Notice to Prospective Investors in Canada
The shares or pre-funded warrants may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are “accredited investors”, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are “permitted clients”, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares or pre-funded warrants must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Italy
The offering of the shares or pre-funded warrants has not been registered pursuant to Italian securities legislation. Any offer, sale or delivery of the shares or pre-funded warrants in the Republic of Italy or distribution of copies of this prospectus supplement or any other document relating to the shares or pre-funded warrants in the Republic of Italy must be:
(i)
made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February 2018 and Legislative Decree No. 385 of 1 September 1993, as amended; and

(ii)
in compliance with any other applicable laws and regulations.

Please note that, in accordance with Article 100-bis of the Financial Services Act, the subsequent distribution of the shares or pre-funded warrants on the secondary market in Italy must be made in compliance with the rules on offers of securities to be made to the public provided under the Financial Services Act and the Regulation 11971/1999. Failure to comply with such rules may result, inter alia, in the sale of such shares or pre-funded warrants being declared null and void and in the liability of the intermediary transferring the shares or pre-funded warrants for any damages suffered by the investors.
Notice to Prospective Investors in Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares or pre-funded warrants. No shares or pre-funded warrants have been offered or will be offered to the public in Switzerland, except that offers of shares or pre-funded warrants may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)
to any person which is a professional client as defined under the FinSA;

(b)
to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares or pre-funded warrants shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 35 FinSA.
The shares or pre-funded warrants have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the shares or pre-funded warrants constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares or pre-funded warrants may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Monaco
The shares or pre-funded warrants may not be offered or sold, directly or indirectly, to the public in Monaco other than by a Monaco Bank or a duly authorized Monegasque intermediary acting as a professional institutional investor which has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the Fund. Consequently, this prospectus supplement may only be communicated to (i) banks, and (ii) portfolio management companies duly licensed by the “Commission de Contrôle des Activités Financières” by virtue of Law n° 1.338, of September 7, 2007, and authorized under Law n° 1.144 of July 26, 1991. Such regulated intermediaries may in turn communicate this prospectus supplement to potential investors.
Notice to Prospective Investors in Australia
This prospectus supplement:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares or pre-funded warrants may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares or pre-funded warrants may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares or pre-funded warrants may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares or pre-funded warrants, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares or pre-funded warrants under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares or pre-funded warrants you undertake to us that you will not, for a period of 12 months from the date of sale of the shares or pre-funded warrants, offer, transfer, assign or otherwise alienate those shares or pre-funded warrants to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to Prospective Investors in New Zealand
This document has not been registered, filed with or approved by any New Zealand regulatory authority under the Financial Markets Conduct Act 2013 (the “FMC Act”). The shares or pre-funded warrants may only be offered or sold in New Zealand (or allotted with a view to being offered for sale in New Zealand) to a person who:
•
is an investment business within the meaning of clause 37 of Schedule 1 of the FMC Act;

•
meets the investment activity criteria specified in clause 38 of Schedule 1 of the FMC Act;

•
is large within the meaning of clause 39 of Schedule 1 of the FMC Act;

•
is a government agency within the meaning of clause 40 of Schedule 1 of the FMC Act; or

•
is an eligible investor within the meaning of clause 41 of Schedule 1 of the FMC Act.

Notice to Prospective Investors in Japan
The shares or pre-funded warrants have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares or pre-funded warrants nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Hong Kong
The shares or pre-funded warrants have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares or pre-funded warrants has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares or pre-funded warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, no shares or pre-funded warrants have been or will be offered or sold and no shares or pre-funded warrants have been or will be made the subject of an invitation for subscription or purchase, and no prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares or pre-funded warrants, has been or will be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to

Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of our shares or pre-funded warrants, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in China
This prospectus supplement will not be circulated or distributed in the PRC and the shares or pre-funded warrants will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to Prospective Investors in Korea
The shares or pre-funded warrants have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares or pre-funded warrants have been and will be offered in Korea as a private placement under the FSCMA. None of the shares or pre-funded warrants may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the shares or pre-funded warrants shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares or pre-funded warrants. By the purchase of the shares or pre-funded warrants, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares or pre-funded warrants pursuant to the applicable laws and regulations of Korea.
Notice to Prospective Investors in Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the shares or pre-funded warrants has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares or pre-funded warrants may not be circulated or distributed, nor may the shares or pre-funded warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the shares or pre-funded warrants, as principal, if the offer is on terms that the shares or pre-funded warrants may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares or pre-funded warrants is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Notice to Prospective Investors in Thailand
This material is intended to be read by the addressee who is a qualified investor under the private placement exemption pursuant to the Notification of the Securities and Exchange Commission No. KorChor. 18/2551 re: Exemption from Filing of the Registration Statement for the Offer for Sale of Securities (the “Private Placement Exemption”) only and must not be passed to, issued to, or shown to any person generally. This is not intended to be an offer, sale or invitation for subscription or purchase of shares or pre-funded warrants to the public by the Offeror. Neither the offering of the shares or pre-funded warrants nor the shares or pre-funded warrants have been, or will be, approved by or registered with the Office of the Securities and Exchange Commission of Thailand. The shares or pre-funded warrants may not be offered, sold or delivered in Thailand unless pursuant to the Private Placement Exemption. This material or any document relating to the offering of the shares or pre-funded warrants, as well as information contained therein, may not be circulated or distributed, whether directly or indirectly, to any other person or to the public or any member of the public in Thailand, nor may they be used in connection with any offer for subscription or sale of the shares or pre-funded warrants to the public in Thailand, unless permitted otherwise by applicable laws and regulations.
Please study product characteristics, conditions with respect to investment yields and associated risks before making an investment decision.
Notice to Prospective Investors in Taiwan
The shares or pre-funded warrants have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares or pre-funded warrants in Taiwan.
Notice to Prospective Investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 3-123-2017 dated 27 December 2017, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.
Notice to Prospective Investors in Qatar
The shares or pre-funded warrants described in this prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.
Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)
This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in the United Arab Emirates
The shares or pre-funded warrants have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority (DFSA).
Notice to Prospective Investors in the Abu Dhabi Global Market
The Abu Dhabi Global Market (ADGM), including the Financial Services Regulatory Authority and the Registration Authority does not accept any responsibility for the content of the information included in this prospectus supplement, including the accuracy or completeness of such information. The liability for the content of this prospectus supplement lies with the issuer of this prospectus supplement and other persons, such as experts, whose opinions are included in this prospectus supplement with their consent. The ADGM has also not assessed the suitability of the securities to which this prospectus supplement relates to any particular investor or type of investor. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement or are unsure whether the securities to which this prospectus supplement relates are suitable for your individual investment objectives and circumstances, you should consult an authorised financial adviser.
Notice to Prospective Investors in the British Virgin Islands
The shares or pre-funded warrants are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the issuer. The shares or pre-funded warrants may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), “BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Notice to Prospective Investors in Bahamas
Shares or pre-funded warrants may not be offered or sold in The Bahamas via a public offer. Shares or pre-funded warrants may not be offered or sold or otherwise disposed of in any way to any person(s) deemed “resident” for exchange control purposes by the Central Bank of The Bahamas.

Notice to Prospective Investors in South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”)) is being made in connection with the issue of the shares or pre-funded warrants in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares or pre-funded warrants are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
Section 96(1) (a) the offer, transfer, sale, renunciation or delivery is to:
(i)   persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;
(ii)   the South African Public Investment Corporation;
(iii)   persons or entities regulated by the Reserve Bank of South Africa;
(iv)   authorised financial service providers under South African law;
(v)   financial institutions recognised as such under South African law;
(vi)   a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or
(vii)   any combination of the person in (i) to (vi); or
Section 96(1) (b) the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.
Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.
No South African residents or offshore subsidiary of a South African resident may subscribe for or purchase any of the shares or pre-funded warrants or beneficially own or hold any of the shares or pre-funded warrants unless specific approval has been obtained from the financial surveillance department of the South African Reserve Bank (the “SARB”) by such persons or such subscription, purchase or beneficial holding or ownership is otherwise permitted under the South African Exchange Control Regulations or the rulings promulgated thereunder (including, without limitation, the rulings issued by the SARB providing for foreign investment allowances applicable to persons who are residents of South Africa under the applicable exchange control laws of South Africa).
Notice to Prospective Investors in Mexico
The shares or pre-funded warrants have not been and will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores or the “RNV”) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, or the “CNBV”), and therefore, may not be offered or sold publicly in Mexico or otherwise be subject to intermediation activities in Mexico, however, the shares or pre-funded warrants may only be offered and sold in Mexico on a private placement basis to investors that qualify as institutional or qualified investors pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores) and regulations thereunder. The information contained in this prospectus supplement is solely our responsibility and has not been reviewed or authorized by the CNBV and may not be publicly distributed in

Mexico. In making an investment decision, all investors, including any Mexican investor, who may acquire shares or pre-funded warrants from time to time, must rely on their own examination of the Issuer and the terms of this offering and the notes, including the merits and risks involved.
Notice to Prospective Investors in Chile
Neither the issuer nor the shares or pre-funded warrants have been registered with the Comisión Para el Mercado Financiero pursuant to Law No. 18.045, the Ley de Mercado de Valores and regulations thereunder, so they cannot be publicly offered in Chile. This prospectus supplement (and other offering materials related to the offering of shares or pre-funded warrants) do not constitute an offer of, or an invitation to subscribe for or purchase, the Securities in the republic of Chile, other than to individually identified buyers pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not addressed to the public at large or to a certain sector or specific group of the public).
Notice to Prospective Investors in Colombia
The shares or pre-funded warrants may not be offered, sold or negotiated in Colombia, except under circumstances which do not constitute a public offering of securities under applicable Colombian securities laws and regulations. Furthermore, foreign financial entities must abide by the terms of Decree 2555 of 2010 to offer privately the shares or pre-funded warrants to their Colombian clients.
Notice to Prospective Investors in Brazil
The offer and sale of the shares or pre-funded warrants have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated 13 July 2022, as amended, or unauthorized distribution under Brazilian laws and regulations. The shares or pre-funded warrants will be authorized for trading on organized non-Brazilian securities markets and may only be offered to Brazilian Professional Investors (as defined by applicable CVM regulation), who may only acquire the shares or pre-funded warrants through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these shares or pre-funded warrants on regulated securities markets in Brazil is prohibited.
Notice to Prospective Investors in Peru
The shares or pre-funded warrants and the information contained in this prospectus supplement are not being publicly marketed or offered in Peru and will not be distributed or caused to be distributed to the general public in Peru. Peruvian securities laws and regulations on public offerings will not be applicable to the offering of the shares or pre-funded warrants and therefore, the disclosure obligations set forth therein will not be applicable to the issuer or the sellers of the shares or pre-funded warrants before or after their acquisition by prospective investors. The shares or pre-funded warrants and the information contained in this prospectus supplement have not been and will not be reviewed, confirmed, approved or in any way submitted to the Superintendencia del Mercado de Valores (Peruvian capital market regulator) (the “SMV”) nor have they been registered with the SMV’s Securities Market Public Registry (Registro Público del Mercado de Valores). Accordingly, the shares or pre-funded warrants cannot be offered or sold within Peruvian territory except to the extent any such offering or sale qualifies as a private offering under Peruvian law and regulations and complies with the provisions on private offerings set forth therein.

LEGAL MATTERS
Certain legal matters, including the validity of the shares of common stock and pre-funded warrants offered hereby, will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended March 31, 2026 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Our corporate website address is www.replimune.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
This prospectus supplement is part of a shelf registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to the effectiveness of the registration statement, and prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus supplement:
1.
our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on June 29, 2026;

2.
the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 29, 2026 that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2026;

3.
our Current Reports on Form 8-K filed with the SEC on April 13, 2026 (only with respect to Item 8.01), July 31, 2026 (only with respect to Item 8.01) and August 7, 2026; and

4.
our description of our common stock contained in the registration statement on Form 8-A, filed on July 17, 2018, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, and all amendments and reports updating such description.

We make available, free of charge, through our website at www.replimune.com under “Investors & Media” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements for our annual meetings of stockholders, and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information that we file with the SEC at www.sec.gov. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus supplement) by writing or calling us at the following address and telephone number:
Replimune Group, Inc.
Attention: Investor Relations
500 Unicorn Park Drive, Suite 303
Woburn, MA 01801
+1 (781) 222-9600
You should rely only on the information incorporated by reference or provided in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

Prospectus
$250,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer and sell from time to time up to $250 million in the aggregate of shares of our common stock, shares of preferred stock, warrants and debt securities, as well as units that include any combination of the foregoing securities. We may sell any combination of these securities in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities that we may offer. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “REPL.” On November 5, 2025, the last reported sale price of our common stock on the Nasdaq Global Select Market was $8.58.
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 12 of this prospectus.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 26, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended. Under this shelf registration statement, we may sell common stock, preferred stock, warrants and debt securities, as well as units that include any combination of the foregoing securities, in one or more offerings from time to time for an aggregate offering amount of up to $250 million. This prospectus provides you with a general description of the securities we may offer.
Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will include more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, we urge you to carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the additional information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference.”
This prospectus may not be used to consummate a sale of securities unless it is accompanied by an additional prospectus or prospectus supplement.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the prospectus supplement or any related free writing prospectus, or the time of any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus includes summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”
Unless the context otherwise requires, references in this prospectus to (i) “Replimune,” the “Company,” “we,” “us” and “our” refer to Replimune Group, Inc. and its consolidated subsidiaries and (ii) a year are references to the applicable calendar year and not our fiscal year.

MARKET DATA
This prospectus and the documents incorporated by reference herein include market and industry data and forecasts concerning our business and the markets for certain cancers, including data regarding the estimated size of those markets and the incidence and prevalence of certain medical conditions, that we have derived from independent consultant reports, publicly available information, various industry, medical and general publications, other published industry sources, government data and our internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions.

PROSPECTUS SUMMARY
The following summary highlights selected information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the information under the caption “Risk Factors” herein and the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q on file with the SEC and any amendments thereto. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements and the related notes, and the exhibits to the registration statement of which this prospectus is a part.
Our Company
We are a clinical-stage biotechnology company committed to applying our leading expertise in the field of oncolytic immunotherapy to transform the lives of cancer patients through our novel oncolytic immunotherapies. Our proprietary oncolytic immunotherapy product candidates are intended to maximally activate the immune system against cancer.
Oncolytic immunotherapy is an emerging drug class, which we intend to establish as the second cornerstone of immune-based cancer treatments, alongside checkpoint blockade. Oncolytic immunotherapy exploits the ability of certain viruses to selectively replicate in and directly kill tumors, as well as induce a potent, patient-specific, anti-tumor immune response. Our product candidates incorporate multiple mechanisms of action into a practical “off-the-shelf” approach that is intended to maximize the immune response against a patient’s cancer and to offer significant advantages over other approaches to inducing anti-tumor immunity, including personalized vaccine approaches. We believe that the bundling of multiple approaches for the treatment of cancer into single therapies will increase clinical efficacy and simplify the development path of our product candidates, while also improving patient outcomes.
Our proprietary RPx platform is based on a novel, engineered strain of herpes simplex virus 1, or HSV-1, backbone with added payloads intended to maximize immunogenic cell death and induce a systemic anti-tumor immune response. The RPx platform is intended to ignite local activity consisting of direct selective virus-mediated killing of the tumor resulting in the release of tumor-derived antigens and altering of the tumor microenvironment to then activate a strong and durable systemic response. Our product candidates are expected to be synergistic with most established and experimental cancer treatment modalities, and with an attractive safety profile, the RPx platform is expected to have the versatility to be developed alone or combined with a variety of other treatment options. We currently have three RPx product candidates in our development pipeline, RP1 (vusolimogene oderparepvec), our lead product candidate, RP2 and RP3. Although our fiscal year ends March 31st, our programs and program updates are reported on a calendar year basis.
We are conducting a number of clinical trials of RP1, both as a monotherapy and in combination with anti-PD-1 therapy, with a focus on establishing a major skin cancer franchise, assuming approval of our product candidates by the U.S. Food and Drug Administration, or the FDA, and similar applicable foreign regulatory agencies.
Our leading clinical trial of RP1 is referred to as the IGNYTE trial, which is a multi-cohort clinical trial being conducted in collaboration with Bristol Myers Squibb Company, or BMS, under which BMS has granted us a non-exclusive, royalty-free license to, and is supplying at no cost, its anti-PD-1 therapy, nivolumab, for use in combination with RP1.
The leading tumor specific cohort in the IGNYTE trial is our registration directed Phase 2 expansion cohort in anti-PD-1 failed cutaneous melanoma. The anti-PD-1 failed melanoma cohort from the IGNYTE trial includes 140 patients who received RP1 in combination with nivolumab. The primary analysis by independent central review was triggered once all patients had been followed for at least 12 months. As reported in the Journal of Clinical Oncology, July 8, 2025, of the 140 patients enrolled, 48.6% had stage IVM1b/c/d disease, 65.7% had primary anti-PD-1 resistance, 56.4% were PD-L1 negative, and 46.4% received prior anti-PD-1 and anti-cytotoxic T-lymphocyte antigen-4, or anti-CTLA-4, therapy. The confirmed ORR was 32.9% (15.0% complete response) and the responses occurred with similar frequency, depth, duration, and kinetics for injected and non-injected lesions, including visceral lesions. The median duration of response was 33.7 months and overall survival rates at 1 and 2 years were 75.3% and 63.3%, respectively. RP1 combined with nivolumab continues to be well-tolerated, with mainly Grade 1-2 “on target” side effects, observed.
In November 2024, we announced submission of a biologics license application, or BLA, to the FDA for RP1 (vusolimogene oderparepvec) in combination with nivolumab for the treatment of adult patients with advanced melanoma who have previously received an anti-PD-1 containing regimen, and that the FDA has granted Breakthrough Therapy designation for RP1 in combination with nivolumab in the same setting. The submission was made under the accelerated approval pathway. The FDA accepted our BLA and granted priority review with a Prescription Drug User Fee Act, or PDUFA, goal date of July 22, 2025. On July 21, 2025 the FDA issued a complete response letter, or CRL, for the RP1 BLA for the treatment of advanced melanoma. The FDA stated in the CRL that it was unable to approve the application in its present form and that the IGNYTE trial was not considered to be an adequate and well-controlled clinical investigation that provided substantial evidence of effectiveness, including contribution of components. Furthermore, the FDA said the trial could not be adequately interpreted due to the heterogeneity of the patient population. On September 2, 2025 we announced a type A meeting with the FDA had been scheduled to discuss the CRL following our submission of a briefing book addressing the points raised in the CRL, highlighting prior agreements related to the patient population, criteria for PD-1 resistance, and use of literature to support contribution of components. The briefing book also included an additional analysis of data from the BLA and addressed comments about the phase 3 confirmatory trial design raised by the FDA in the CRL. On September 18, 2025 we announced that, following the type A meeting with the FDA to discuss the CRL, which was conducted on September 16, 2025, we were evaluating feedback received during the meeting to determine our next steps and that, at that time, a path forward under the accelerated approval pathway had not been determined. Following the evaluation of FDA feedback and minutes from the type A meeting, we resubmitted the BLA on October 9, 2025. On October 20, 2025 we announced that the FDA had accepted the resubmission of the BLA for RP1 in combination with nivolumab for the treatment of advanced melanoma in patients who progress on an anti-PD-1 containing regimen. The resubmission included additional information, data and analyses that will be part of the BLA review. The FDA indicated that the resubmission is considered to be a complete response to the CRL and set a PDUFA date of April 10, 2026 based on a Class II resubmission timeline.
We plan to interact with the FDA during the review of the resubmitted BLA and, if approved, intend to bring RP1 to adult patients with advanced melanoma who have previously received an anti-PD-1 containing regimen who otherwise have limited treatment options. Without an approval of RP1 from this resubmitted BLA we might not be able to continue the development of RP1 for this indication, if at all, and we may be required to implement a restructuring plan and review our priorities across the RPx portfolio.
In August 2024, we announced the dosing of the first patient in the IGNYTE-3 trial, or the I-3 trial, a confirmatory study design concept consisting of a 2-arm randomized Phase 3 clinical trial with physician’s choice of treatment as a comparator arm in anti-PD-1 failed melanoma patients. With over 100 sites planned globally and an expectation to enroll 400 patients, the I-3 trial will assess RP1 in combination with nivolumab in patients with advanced melanoma who have progressed on anti-PD-1 and anti-CTLA-4 therapies or are ineligible for anti-CTLA-4 treatment. In the type A meeting minutes following the CRL, the FDA stated a control arm of nivolumab in combination with relatlimab (Opdualag™) may be an acceptable comparator for the I-3 randomized controlled trial. We continue to enroll patients in the I-3 trial.
On October 19, 2025 we announced data from a new ad hoc analysis from the IGNYTE phase 2 cohort of RP1 plus nivolumab, which was released at the European Society for Medical Oncology (ESMO) Congress 2025 held in Berlin. This ad hoc analysis focused on acral melanoma data from patients in the IGNYTE anti-PD-1 failed melanoma cohort and showed treatment with RP1 combined with nivolumab resulted in an objective response rate of 44% (8/18) with a median duration of response of 11.9 months. The safety profile was favorable with generally transient grade 1 and 2 treatment related adverse events, similar to those of the full IGNYTE patient population previously reported. Acral melanoma is a rare and aggressive type of cutaneous melanoma (2 – 3% of all melanoma cases) that frequently occurs on the palms of the hands, soles of the feet, and nailbeds, and often has poor outcomes with many patients presenting with in-transit metastases. Acral melanoma does not typically respond well to available therapies, such as immune checkpoint inhibitors. Following progression on first-line therapy, aside from targeted therapy for a subset of patients with BRAF mutation-positive tumors, few viable treatment options exist for these patients.
In our non-melanoma skin cancer, or NMSC, cohort of the IGNYTE trial, we provided a data update in December 2023 from the first 30 patients with at least 6 months of follow up including patients with cutaneous squamous cell carcinoma, or CSCC, Merkel cell carcinoma, or MCC, basal cell carcinoma, or BCC, and angiosarcoma in this cohort. The data showed that treatment with RP1 in combination with nivolumab led to an ORR of 30% which is consistent with data from the anti-PD-1 failed melanoma cohort with approximately one-third of patients responding and 60% demonstrating clinical benefit. The combination of RP1 and nivolumab was well tolerated in this patient population with a safety profile consistent with the overall experience seen with this treatment regimen to date. We provided updated data from the NMSC cohort in our June 2025 Investor Day and in October 2025 at ESMO. Responses to RP1 plus nivolumab occurred across the NMSC tumor types enrolled, with confirmed responses seen in patients with both anti-PD-1 naïve and anti-PD-1 failed disease, as well as both in locally advanced and metastatic disease. The ORR by NMSC tumor type for anti-PD-1 naïve patients was 100.0% (n=4) in MCC, 33.3% (n=3) in BCC, 66.7% (n=6) in angiosarcoma, and 56.3% (n=16) in CSCC. The ORR by NMSC tumor type for anti-PD-1 failed patients was 26.3% (n=19) in MCC, 30.0% (n=10) in BCC, 37.5% (n=8) in angiosarcoma, and 15.2% (n=33) in CSCC. We are planning on closing enrollment in this cohort in the fourth quarter of 2025.
Furthering development of RP1, we have open for enrollment a Phase 1b/2 clinical trial of single agent RP1 in solid organ transplant recipients with skin cancers, including CSCC, which we refer to as the ARTACUS trial. We believe that the ARTACUS trial may be potentially registrational (in its own right or, subject to discussion with regulatory authorities, following enrollment of additional patients, including as a potential label expansion after an initial approval of RP1 in a different indication). We are currently planning to enroll up to 65 patients in the ARTACUS trial to assess the safety and efficacy of RP1 in liver, kidney, heart, lung, and hematopoietic cell transplant patients with skin cancers. In November 2023 we presented initial data from the ARTACUS trial of RP1 monotherapy in solid organ transplant recipients with skin cancers at the Society for Immunotherapy of Cancer’s, or SITC, 38th Annual Meeting. The data included 23 evaluable patients with CSCC (n=20) and MCC (n=3), demonstrating an ORR of 34.5% and a complete response, or CR, of 21%. RP1 monotherapy was well tolerated in these patients and the safety profile was similar to that observed in our other RP1 clinical trials in patients who are not immune suppressed. No immune-mediated adverse events or evidence of allograft rejection were observed to result from RP1. This data was also presented during oral presentation at the American Association of Cancer Research 2024 Annual Meeting in April 2024. More recently, Dr. Michael R. Migden presented updated data from the ARTACUS trial at the Society for Melanoma Research 22nd International Congress in October 2025. We continue to enroll patients into the ARTACUS trial and are planning a publication of the ARTACUS data in 2026.
As previously reported, our clinical trial of RP1 in patients with CSCC, which we refer to as the CERPASS trial, continues as planned to follow patients that were dosed in the trial.
We are also developing or are continuing to develop additional product candidates, RP2 and RP3, that have been further engineered to enhance anti-tumor immune responses and are intended to address additional tumor types, including traditionally less immune responsive tumor types. In addition to the expression of GALV-GP R(-) and human GM-CSF as in RP1, RP2 has been engineered to express an antibody-like molecule intended to block the activity of CTLA-4, a protein that inhibits the full activation of an immune response, including to tumors. RP3 has been engineered with the intent to further stimulate an anti-tumor immune response through activation of immune co-stimulatory pathways through the additional expression of the ligands for CD40 and 4-1BBL, as well as anti-CTLA-4 and GALV-GP R(-), but without the expression of GM-CSF.
We continue the development of our product candidate RP2 with the goal of moving beyond skin cancers and aiming to treat the more prevalent tumor types commonly found in liver and lung metastasis and including those involving primary liver cancer. Notably, as previously reported, from our Phase-1 clinical trial of RP2 alone and in combination with nivolumab, we have seen durable responses from a monotherapy cohort in a variety of difficult to treat tumors as well as in combination with anti-PD-1 and in particular in patients with metastatic uveal melanoma, or mUM. In November 2023, we presented updated data from a cohort of mUM patients during a Plenary Session at the 20th Annual International Society for Melanoma

Research Congress. The updated data showed RP2 led to an ORR of 29.4% (5 of 17 patients; one of the responding patients was treated with RP2 monotherapy and four of the responding patients were treated with RP2 combined with nivolumab), including responses in patients with liver, lung, and bone metastases. The median DOR at the data cutoff was 11.47 months (range of 2.78 to 21.22 with responses ongoing). Nearly all patients (15 of 17, 88.2%) in the study had progressed on or after immunotherapy with 12 of 17 patients (70.6%) having previously received both anti-PD-1 and anti-CTLA-4 therapies, including four of the responding patients. RP2 was generally well tolerated both as monotherapy and in combination with nivolumab with no additive adverse events observed. The most common grade 1 or 2 treatment related adverse events, or TRAEs, overall in both cohorts were pyrexia, chills, fatigue, hypotension and pruritis. Six patients had grade 3 TRAEs, including two cases of hypotension. There were no grade 4 or 5 TRAEs. In June 2024, we presented that the disease control rate for this cohort of mUM patients was 58.8%.
We have initiated and are enrolling patients in a registration-directed study, or the REVEAL study, of RP2 in mUM patients who are immune checkpoints inhibitor-naïve. The REVEAL study is a randomized, phase 2/3 open label study expected to enroll approximately 280 patients to investigate the efficacy and safety of RP2 in combination with nivolumab vs. ipilimumab in combination with nivolumab in immune checkpoint inhibitor naïve adult patients with metastatic uveal melanoma. The primary endpoints of the trial are overall survival and progression free survival, and key secondary endpoints are overall response rate and disease control rate.
We continue our signal finding trial of RP2 in combination with atezolizumab and bevacizumab in the 2L setting of patients with hepatocellular carcinoma, or HCC, in collaboration with Roche. This Phase 2 clinical trial is currently open and enrollment is underway. The protocol is currently being amended to include RP2 as monotherapy and we plan to release preliminary HCC data by the end of 2026.
We are also planning to open a cohort in our RP2 study to enroll patients with biliary tract cancer, or BTC, and dose RP2 in combination with durvalumab. This cohort is expected to enroll the first patient in the fourth quarter of 2025.
RP1, RP2 and RP3 are administered by direct injection into solid tumors, guided either visually or by ultrasound, computerized tomography or other imaging methods. We believe that direct injection maximizes virus-mediated tumor cell death, provides the most efficient delivery of virus-encoded immune activating proteins into the tumor with the goal of activating systemic immunity, and limits the systemic toxicities that could be associated with intravenous administration. Activation of systemic immunity through local administration is intended to lead to the induction of anti-tumor immune responses leading to clinical response of tumors that have not themselves been injected.
Corporate Information
We are a Delaware corporation formed in July 2017. Our principal executive offices are located at 500 Unicorn Park Drive, Suite 303, Woburn, MA 01801, and our telephone number is (781) 222-9600. Our website is www.replimune.com. Information that is contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our fiscal year end is March 31.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” as defined in Regulation S-K. As a result, we may take advantage of certain of the scaled disclosures available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company if we have (i) less than $250 million in market value of our shares of common stock held by non-affiliates as of the last business day of our second fiscal quarter, or (ii) less than $100 million of annual revenues in our most recent fiscal year completed before the last business day of our second fiscal quarter and less than $700 million in market value of our shares of common stock held by non-affiliates as of the last business day of our second fiscal quarter.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement and any related free writing prospectus, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to the occurrence of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward- looking statements as a result of certain factors, including the risks described above and in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q on file with the SEC and any amendments thereto, and in our subsequent reports and filings made with the SEC which are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference into this prospectus, contains, and any applicable prospectus supplement may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, including statements regarding our expectations about our cash runway, the design and advancement of our clinical trials, the timing and sufficiency of our clinical trial outcomes to support potential approval of any of our product candidates, our goals to develop and commercialize our product candidates, patient enrollments in our existing and planned clinical trials and the timing thereof, and other statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements that are not statements of historical facts contained in this prospectus, any applicable prospectus supplement and any information incorporated by reference herein and therein may be deemed to be forward-looking statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, among other things:
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the timing, progress, and results of preclinical studies and clinical trials for our product candidates, including the timing of initiation and completion of studies or trials and related preparatory work and the period during which the results of the trials will become available;

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our ability to obtain additional funding as necessary;

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the timing, scope or likelihood of regulatory filings and approvals, including timing of approval by the U.S. Food and Drug Administration, or the FDA, of, RP1 or any of our other product candidates;

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the timing, scope, or likelihood of foreign regulatory filings and approvals;

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our ability to develop our product candidates for use in combination with other checkpoint blockade therapies, including anti-PD-1;

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our ability to develop and advance any future product candidates into, and successfully complete, clinical trials;

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our expectations regarding the size of the patient populations for RP1, RP2 and/or RP3 or any other product candidates from our RPx platform if approved for commercial use;

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our ability to successfully qualify, obtain approval for, and maintain successful operation, approval and qualification of our in-house manufacturing operations;

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our ability to obtain and maintain sufficient quantities of raw material supplies or access single or limited sources of goods or services needed to build or maintain our product candidate supplies or otherwise operate our in-house manufacturing facility;

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the costs of operating our in-house manufacturing facility;

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our estimates regarding expenses and capital requirements;

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the implementation of our business model and our strategic plans for our business, RP1 and our other product candidates;

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the rate and degree of market acceptance and clinical utility of RP1 and our other product candidates;

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the potential benefits of and our ability to establish or maintain future collaborations or strategic relationships;

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our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

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our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering RP1 and our other product candidates, claims others may make regarding rights in our intellectual property, and any potential infringement, misappropriation or other violation of any third-party intellectual property rights;
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our competitive position, and developments and projections relating to our competitors and our industry;

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negative developments in the fields of immuno-oncology or oncolytic immunotherapy;

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the impact of laws and regulations; and

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the other risks and uncertainties described under “Risk factors” of our Annual Report on Form 10-K for the year ended March 31, 2025 and our subsequent filings which are incorporated by reference into this prospectus.

The forward-looking statements made in this prospectus, any applicable prospectus supplement and the documents that we incorporate by reference herein and therein relate only to events as of the date on which the statements are made. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus, any applicable prospectus supplement and the documents that we incorporate by reference herein and therein. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus, any applicable prospectus supplement and the documents that we incorporate by reference herein and therein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent required by applicable law. You should not rely on forward-looking statements as predictions of future events. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any related free writing prospectuses we may authorize for use in connection with a specific offering, we currently expect to use the net proceeds from the securities offered hereunder, if any, together with our existing cash and cash equivalents, short-term investments and proceeds from our available term loan facility, to fund the continued development of our RPx platform including indication expansion with RP1 in skin cancer and broadening the RP2 clinical development plan as well as for general corporate purposes, including working capital requirements and operating expenses. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

THE SECURITIES WE MAY OFFER
We may sell common stock, preferred stock, warrants and debt securities, as well as units that include any combination of the foregoing securities, in one or more offerings from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement or free writing prospectus, or both, that will describe the specific amounts, prices and other important terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK
The following is a description of certain provisions of our certificate of incorporation and bylaws, and certain provisions of the Delaware General Corporation Law, or DGCL. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each filed as exhibits to the registration statement of which this prospectus forms a part, and the terms and provisions of the DGCL. For more complete information, you should carefully review our certificate of incorporation and bylaws, which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part and which may be obtained as described below under “Where You Can Find More Information.”
Our authorized capital stock consists of 150 million shares of common stock, par value $0.001 per share, and 10 million shares of undesignated preferred stock, par value $0.001 per share.
Common stock
Subject to any preferential rights that may be applicable to any outstanding shares of preferred stock from time to time, the holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. The holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.
Preferred stock
Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions, as well as the number of shares constituting and the designation of any series, thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences or sinking fund terms any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. There are currently no shares of preferred stock outstanding, and we have no present plan to issue any shares of preferred stock.
The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Pre-funded Warrants
We have outstanding pre-funded warrants to purchase shares of our common stock consisting of pre-funded warrants to purchase an aggregate of:
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217,391 shares of our common stock at an exercise price of $0.0001 per share, which were issued in June 2020 in an underwritten public offering;

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125,000 shares of our common stock at an exercise price of $0.0001 per share, which were issued in October 2020 in an underwritten public offering;

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4,200,000 shares of our common stock at an exercise price of $0.0001 per share, which were issued in December 2022 in an underwritten public offering;

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5,669,578 shares of our common stock at an exercise price of $0.001 per share, which were issued in June 2024 in a private placement, or the June 2024 Pre-Funded Warrants; and

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3,846,184 shares of our common stock at an exercise price of $0.0001 per share, which were issued in December 2024 in an underwritten public offering, or the December 2024 Pre-Funded Warrants.

Each pre-funded warrant entitles the holder to purchase one share of our common stock at the applicable per share exercise price. The pre-funded warrants do not expire and may be exercised by the holder at any time after their original issuance. Unless otherwise modified by a holder of a pre-funded warrant, no holder may exercise a pre-funded warrant (i) if such holder, together with its affiliates, would beneficially own more than 9.99% (or, in the case of the December 2024 Pre-Funded Warrants, 4.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, or (ii) if the combined voting power of our securities beneficially owned by such holder, together with its affiliates, would exceed 9.99% (or, in the case of the December 2024 Pre-Funded Warrants, 4.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise of such pre-funded warrants, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, a holder of a pre-funded warrant may increase or decrease this percentage to any other percentage not in excess of 19.99% or, in the case of the June 2024 Pre-Funded Warrants, 9.99%, by providing us with at least 61 days’ prior notice. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.
Anti-takeover effects of provisions of Delaware law and our certificate of incorporation and bylaws
Requirements for advance notification of stockholder meetings, nominations and proposals
Our certificate of incorporation provides that special meetings of the stockholders may be called only by or at the direction of our board of directors. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.
Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even if less than a quorum, and not by the stockholders. Our bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
Our certificate of incorporation provides that our board of directors is expressly authorized to adopt, amend or repeal our bylaws.
No cumulative voting
The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly provide for cumulative voting.
Amendments to certificate of incorporation and bylaws
The DGCL provides that, unless a corporation’s certificate of incorporation provides otherwise, the affirmative vote of holders of shares constituting a majority of the votes of all shares entitled to vote may approve amendments to the certificate of incorporation.

Our certificate of incorporation and bylaws provide that the affirmative vote of holders of at least 75% of the outstanding shares of capital stock, voting together as a single class, and entitled to vote in the election of directors will be required to amend, alter, change or repeal certain provisions of our certificate of incorporation and bylaws. This requirement of a supermajority vote to approve amendments to our certificate of incorporation and bylaws could enable a minority of our stockholders to exercise veto power over such amendments.
Forum selection clause
Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers or other employees to us or our stockholders; (iii) any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (iv) any action asserting a claim against us or any director or officer or other employee of ours governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Our certificate of incorporation further provides that any person or entity that acquires any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions described above.
Staggered board
Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the directors in each class serving staggered three-year terms and with the number of directors in each class to be as nearly equal as possible.
Stockholder action by written consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation prohibits the taking of any action of our stockholders by written consent without a meeting.
Delaware anti-takeover statute
We have not opted out of, and therefore are subject to, Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a publicly-held Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period after the date of the transaction in which the person became an interested stockholder unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned under employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. Since Section 203 will apply to us, we expect that it would have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. In such event, we would also anticipate that Section 203 could discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Authorized but unissued capital stock
The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq Global Select Market, which apply so long as our common stock remains listed on the Nasdaq Global Select Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our investors of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Registration rights
Certain of the holders of our common stock, or their transferees, are entitled to registration rights with respect to the registration of the resale of such shares under the Securities Act.
On June 14, 2024, in connection with the closing of a private placement, we entered into a registration rights agreement, or the Registration Rights Agreement, pursuant to which certain holders of our common stock have certain registration rights in respect of the securities acquired in connection with the private placement, subject to customary conditions.
On March 5, 2025, we entered into a registration rights agreement, or the Affiliate Registration Rights Agreement, with 667, L.P. and Baker Brothers Life Sciences, L.P., collectively, the BBA Funds. Pursuant to the Affiliate Registration Rights Agreement, the BBA Funds are entitled to certain resale registration rights with respect to shares of our common stock issued or issuable upon the exercise or conversion of any other securities (whether equity, debt or otherwise) now owned or subsequently acquired by the BBA Funds, subject to certain specified exceptions, conditions and limitations as set forth in the Affiliate Registration Rights Agreement.
Limitations of liability and indemnification
Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. The effect of these provisions is to eliminate our rights and the rights of our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
In addition, our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We also expect to continue to maintain directors’ and officers’ liability insurance. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.
In addition to the indemnification required in our certificate of incorporation and bylaws, we enter into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of our directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions and indemnification agreements, as well as maintaining directors’ and officers’ liability insurance, help to attract and retain qualified persons as directors and officers.
Market listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “REPL.”
Transfer agent and registrar
The transfer agent and registrar for our common stock is Computershare Trust Company N.A.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.
As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities — Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.
Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable executed indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.
A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:
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the designation or title of the series of debt securities;

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the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

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the percentage of the principal amount at which the series of debt securities will be offered;

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the date or dates on which principal will be payable;

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the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

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the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

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the terms for redemption, extension or early repayment, if any;

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the currencies in which the series of debt securities are issued and payable;

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whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

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the place or places of payment, transfer, conversion and/or exchange of the debt securities;

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the provision for any sinking fund;

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any restrictive covenants;

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events of default;

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whether the series of debt securities are issuable in certificated form;

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any provisions for legal defeasance or covenant defeasance;

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whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

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any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

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whether the debt securities are subject to subordination and the terms of such subordination;

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any listing of the debt securities on any securities exchange;

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whether the issuance of the debt securities may limit the incurrence of additional debt;

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if applicable, a discussion of material United States federal income tax considerations, including those related to original issue discount, if applicable; and

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any other material terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.
General
The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities — Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Events of Default
Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of any series means any of the following:
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we do not pay the principal of, or any premium on, a debt security of the series on its due date;

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we do not pay interest on a debt security of the series within 30 days of its due date;

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we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

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we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur;

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any guarantee in respect of a debt security of the series ceases to be in full force and effect or any guarantor denies or disaffirms is obligation under its guarantee; and

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any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be cancelled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.
Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.
Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:
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the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

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the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

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the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

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the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.
Merger or Consolidation
Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:
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if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

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alternatively, we must be the surviving company;

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immediately after the transaction no Event of Default or event that would become an Event of Default will exist;

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we must deliver certain certificates and documents to the trustee; and

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we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver
There are three types of changes we may make to an indenture and the debt securities issued thereunder.
Changes Requiring Approval
First, there are changes that we may not be able to make to debt securities without specific approval of all of the affected holders. The following is a list of the types of changes that may require specific approval:
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change the stated maturity of the principal of or rate of interest on a debt security;

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reduce any amounts due on a debt security;

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reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

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change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

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impair the right of holders to sue for payment;

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adversely affect any right to convert or exchange a debt security in accordance with its terms;

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reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

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reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

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modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

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change any obligation we or any guarantor may have in respect of the payment of principal, interest or other amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities must be approved by the holders of a majority in aggregate principal amount of all of the series issued under the same supplemental indenture affected by the change, with all affected series voting together as one class for this purpose.
The holders of a majority in principal amount of all of the series of debt securities issued under a supplemental indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that supplemental indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities — Modification or Waiver — Changes Requiring Approval.”
Further Details Concerning Voting
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Description of Debt Securities — Defeasance — Legal Defeasance.”
We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture not more than 90 calendar days nor less than 20 calendar days prior to the proposed date of such vote or consent.
Book-entry and other indirect holders will need to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.
Covenant Defeasance
We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities — Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:
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we must deposit in trust for the benefit of all holders of such debt securities a combination of money and non-callable U.S. government notes or bonds that will be sufficient to pay and discharge all interest, principal and any other payments on the debt securities on their various due dates;

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we may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

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we must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.
Legal Defeasance
As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), (1) if there is a change in U.S. Federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:
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we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government notes or bonds that will be sufficient to pay and discharge all interest, principal and any other payments on the debt securities on their various due dates;

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we may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

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we must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Trustee
We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.
Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, if applicable, see “Where You Can Find More Information.”
Stock Warrants
The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:
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the title of the warrants;

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the offering price for the warrants, if any;

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the aggregate number of the warrants;

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the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

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the terms for changes or adjustments to the exercise price of the warrants;

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if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

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the dates on which the right to exercise the warrants commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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anti-dilution provisions of the warrants, if any;

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redemption or call provisions, if any, applicable to the warrants;

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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any other information we think is important about the warrants.

Debt Warrants
The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:
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the title of the warrants;

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the offering price for the warrants, if any;

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the aggregate number of the warrants;

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the designation and terms of the debt securities purchasable upon exercise of the warrants;

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the terms for changes or adjustments to the exercise price of the warrants;

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if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

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if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

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the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

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information relating to book-entry procedures, if any;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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anti-dilution provisions of the warrants, if any;

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redemption or call provisions, if any, applicable to the warrants;

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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any other information we think is important about the warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, shares of preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF UNITS
We may issue, in one or more series, units consisting of common stock, preferred stock, or warrants for the purchase of common stock or preferred stock in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.
Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.
The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities composing the units; and

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whether the units will be issued in fully registered or global form.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities of a particular series, depositary shares, subscription right, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, subscription rights agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, subscription rights agreement, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase agreements or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus:
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through underwriters;

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through dealers;

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through agents;

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directly to purchasers;

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in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act;

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in negotiated transactions;

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in block trades; or

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through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution to our existing security holders. We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers.
In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
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at a fixed price, or prices, which may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
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at a fixed price, or prices, which may be changed from time to time;

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the name of the agent or any underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in any accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS
Certain legal matters, including the validity of the issuance of the securities offered, will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. Additional legal matters may be passed upon by us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Our corporate website address is www.replimune.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of the registration statement and prior to the effectiveness of the registration statement, and prior to the termination of the offering:
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our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on May 22, 2025;

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our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the SEC on August 7, 2025, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 6, 2025;

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our Current Reports on Form 8-K filed with the SEC on July 22, 2025, September 4, 2025, September 18, 2025, and October 20, 2025 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this prospectus); and

•
our description of our common stock contained in the registration statement on Form 8-A, filed on July 17, 2018, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as filed with the SEC on May 22, 2025, and including any amendments and reports filed for the purpose of updating such description.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus.
We make available, free of charge, through our website at www.replimune.com under “Investor and Media” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus or any applicable prospectus supplement. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information that we file with the SEC at www.sec.gov. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:
Replimune Group, Inc.
Attention: Investor Relations
500 Unicorn Park, Suite 303
Woburn MA 01801
+1 (781) 222-9600
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

9,701,490 shares of common stock
Pre-funded warrants to purchase
2,736,340 shares of common stock

PROSPECTUS SUPPLEMENT

Leerink Partners
J.P. Morgan
Cantor